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                                                                    EXHIBIT 10.1
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                    CONVERTIBLE DEBENTURE PURCHASE AGREEMENT

                                     BETWEEN

                             HEIR HOLDING CO., INC.

                                      AND

                           THE PURCHASER(S) LISTED ON
                               SCHEDULE 1 HERETO

                         -------------------------------
                                 AUGUST 7, 2002
                         -------------------------------

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                                TABLE OF CONTENTS

ARTICLE I         CERTAIN DEFINITIONS...........................................
         1.1    Certain Definitions.............................................

ARTICLE II        PURCHASE AND SALE OF CONVERTIBLE DEBENTURES...................
         2.1    Purchase and Sale; Purchase Price...............................
         2.2    Execution and Delivery of Documents; the Closing................
         2.3    The Post-Closing................................................

ARTICLE III       REPRESENTATIONS AND WARRANTIES...............................
         3.1    Representations, Warranties and Agreements of the Company.......
         3.2    Representations and Warranties of the Purchaser.................

ARTICLE IV        OTHER AGREEMENTS OF THE PARTIES...............................
         4.1    Manner of Offering..............................................
         4.2    Furnishing of Information.......................................
         4.3    Notice of Certain Events........................................
         4.4    Copies and Use of Disclosure Documents and Non-Public Filings...
         4.5    Modification to Disclosure Documents............................
         4.6    Blue Sky Laws...................................................
         4.7    Integration.....................................................
         4.8    Furnishing of Rule 144(c) Materials.............................
         4.9    Solicitation Materials..........................................
         4.10   Subsequent Financial Statements.................................
         4.11   Prohibition on Certain Actions..................................
         4.12   Listing of Common Stock.........................................
         4.13   Escrow..........................................................
         4.14   Conversion Procedures; Maintenance of Escrow Shares.............
         4.15   Attorney-in-Fact................................................
         4.16   Indemnification.................................................
         4.17   Exclusivity.....................................................
         4.18   Purchaser's Ownership of Common Stock...........................
         4.19   Purchaser's Rights if Trading in Common Stock is Suspended......
         4.20   No Violation of Applicable Law..................................
         4.21   Redemption Restrictions.........................................
         4.22   No Other Registration Rights....................................
         4.23   Merger or Consolidation.........................................
         4.24   Registration of Escrow Shares...................................
         4.25   Liquidated Damages..............................................
         4.26   Short Sales.....................................................
         4.27   Fees............................................................
         4.28   Additional Fees.................................................
         4.29   Changes to Federal and State Securities Laws....................
         4.30   Merger Agreement................................................

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ARTICLE V         TERMINATION...................................................
         5.1    Termination by the Company or the Purchaser.....................
         5.2.   Remedies........................................................

ARTICLE VI        LEGAL FEES AND DEFAULT INTEREST RATE..........................

ARTICLE VII       MISCELLANEOUS.................................................
         7.1    Fees and Expenses...............................................
         7.2    Entire Agreement; Amendments....................................
         7.3    Notices.........................................................
         7.4    Amendments; Waivers.............................................
         7.5    Headings........................................................
         7.6    Successors and Assigns..........................................
         7.7    No Third Party Beneficiaries....................................
         7.8    Governing Law; Venue; Service of Process........................
         7.9    Survival........................................................
         7.10   Counterpart Signatures..........................................
         7.11   Publicity.......................................................
         7.12   Severability....................................................
         7.13   Limitation of Remedies..........................................
         7.14   Omnibus Provision...............................................
         7.15   Successors and Assigns..........................................

LIST OF SCHEDULES:

Schedule 1      Purchaser(s)
Schedule 3.1(a) Subsidiaries
Schedule 3.1(c) Capitalization and Registration Rights
Schedule 3.1(d) Equity and Equity Equivalent Securities
Schedule 3.1(e) Conflicts
Schedule 3.1(f) Consents and Approvals
Schedule 3.1(g) Litigation
Schedule 3.1(h) Defaults and Violations
Schedule 5.1    Form 8-K Disclosure Obligations

LIST OF EXHIBITS:

Exhibit A   Convertible Debenture
Exhibit B   Merger Agreement
Exhibit C   Conversion And Exercise Procedures
Exhibit D   Escrow Agreement
Exhibit E   Power of Attorney
Exhibit F   Legal Opinion

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         THIS CONVERTIBLE DEBENTURE PURCHASE AGREEMENT ("Agreement") is made and entered into as of August 7, 2002, between HEIR HOLDING CO., INC., a corporation organized and existing under the laws of the State of Delaware (the "Company"), and the purchaser(s) listed on SCHEDULE 1 hereto (the "Purchaser").

         WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchaser and the Purchaser desires to acquire from the Company the Company's $1,000,000, 1% Convertible Debenture, due August 6, 2007, at the price of One Million Dollars ($1,000,000) (the "Debenture Consideration") in the form of EXHIBIT A annexed hereto and made a part hereof (the "Debentures").

         IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and each Purchaser agree as follows:

                                   ARTICLE I

                               CERTAIN DEFINITIONS

         1.1 Certain Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

         "Affiliate" means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "Agreement" shall have the meaning set forth in the introductory paragraph of this Agreement.

         "Attorney-in-Fact" shall have the meaning set forth in Section 2.3(b)(ii) hereof.

         "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of Delaware are authorized or required by law or other government actions to close.

         "Closing" shall have the meaning set forth in Section 2.2(a).

         "Closing Date" shall have the meaning set forth in Section 2.2(a).

         "Commission" means the Securities and Exchange Commission.

         "Common Stock" means shares now or hereafter authorized of the class of common stock, no par value, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

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         "Company" shall have the meaning set forth in the introductory paragraph.

         "Control Person" shall have the meaning set forth in Section 4.16(a) hereof.

         "Conversion Date" shall have the meaning set forth in the Debentures.

         "Debentures" shall have the meaning set forth in the recital.

         "Default" means any event or condition which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Disclosure Documents" means (a) all documents and materials provided to the Purchaser and/or its representatives in connection with the Company and this offering, including, but not limited to, the Company's unaudited balance sheet as at July 31, 2002 and profit and loss statement for the seven month period ended July 31, 2002 and (b) the Schedules required to be to furnished to the Purchaser by or on behalf of the Company pursuant to Section 3.1 hereof.

         "Effective Date" shall mean the date on which a certificate of merger or similar document ("Certificate of Merger") is filed with the Secretary of State of the State of Delaware to effect the merger of the Company with Scores Acquisition Co., Inc., a Delaware corporation ("Acquisition Co."), (the "Merger") pursuant to the Merger Agreement annexed as EXHIBIT B hereto.

         "Escrow Agent" means Kaplan Gottbetter & Levenson, LLP, 630 Third Avenue, 5th Floor, New York, NY 10017; Tel: 212-983-6900; Fax: 212-983-9210.

         "Escrow Agreement" shall have the meaning set forth in Section 4.13 hereof.

         "Escrow Shares" means the certificates representing Six Million (6,000,000) shares of duly issued Common Stock, without restriction and freely tradable upon resale pursuant to Rule 504 of Regulation D of the Securities Act, in the share denominations set forth in Schedule 1 hereof, registered in the name of the Purchaser and/or its assigns to be held in escrow pursuant to this Agreement and the Escrow Agreement. The Escrow Shares are the shares into which the Debentures are convertible in accordance with the terms hereof and the Debentures. For purposes of this Agreement, such conversion shares may also be referred to as "Underlying Shares."

         "Event of Default" shall have the meaning set forth in Section 5.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Execution Date" means the date of this Agreement first written above.

         "Full Conversion Shares" shall have the meaning set forth in Section
4.14 hereof.

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         "Indemnified Party" shall have the meaning set forth in Section 4.16(b)
hereof.

         "Indemnifying Party" shall have the meaning set forth in Section 4.16(b) hereof.

         "KGL" means Kaplan Gottbetter & Levenson, LLP.

         "Limitation on Conversion" shall have the meaning set forth in Section
4.18 hereof.

         "Losses" shall have the meaning set forth in Section 4.16(a) hereof.

         "Material" shall mean having a financial consequence in excess of $100,000.

         "Material Adverse Effect" shall have the meaning set forth in Section 3.1(a).

         "Merger Agreement" means the Merger Agreement between SCOH, Acquisition Co. and the Company, annexed as EXHIBIT B hereto.

         "NASD" means the National Association of Securities Dealers, Inc.

         "Nasdaq" shall mean the Nasdaq Stock Market, Inc.(R)

         "Non-Public Filings" shall have the meaning set forth in Section 4.2 hereof.

         "Notice of Conversion" shall have the meaning set forth in EXHIBIT C annexed hereto.

         "Original Issuance Date," shall have the meaning set forth in the Debentures.

         "OTCBB" shall mean the NASD over-the counter Bulletin Board(R).

         "Per Debenture Consideration" shall have the meaning set forth in the recital.

         "Per Share Market Value" of the Common Stock means on any particular date (a) the last sale price of shares of Common Stock on such date or, if no such sale takes place on such date, the last sale price on the most recent prior date, in each case as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading, or (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange, the closing bid price per share as reported by Nasdaq, or
(c) if the Common Stock is not then listed or admitted to trading on the Nasdaq, the closing bid price per share of the Common Stock on such date as reported on the OTCBB or if there is no such price on such date, then the last bid price on the date nearest preceding such date, or (d) if the Common Stock is not quoted on the OTCBB, the closing bid price for a share of Common Stock on such date in the over-the-counter market as reported by the Pinksheets LLC (or similar organization or agency succeeding to its functions of reporting prices) or if there is no such price on such date, then the last bid price on the date nearest preceding such date, or (e) if the Common Stock is no longer publicly traded, the fair market value of a share of the Common Stock as determined by an Appraiser (as defined in Section 4(c)(iv) of the Debentures) selected in good faith by the

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holders of a majority of the Debentures; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser.

         "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

         "Post-Closing" shall have the meaning set forth in Section 2.3(a).

         "Post-Closing Date" shall have the meaning set forth in Section 2.3(a).

         "Power of Attorney" means the power of attorney in the form of EXHIBIT E annexed hereto.

         "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

         "Purchase Price" shall have the meaning set forth in Section 2.1.

         "Purchaser" shall mean HEM Mutual Assurance LLC and all of its officers, directors, principal shareholders and other Affiliates.

         "Registrable Securities" means the securities entitled to registration pursuant to Section 4.24.

         "Reporting Issuer" means a company that is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

         "Required Approvals" shall have the meaning set forth in Section
3.1(f).

         "SCOH" means Scores Holding Company Inc., a Utah corporation.

         "Securities" means the Debentures, the Underlying Shares and the Escrow Shares.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Short Sale" shall have the meaning set forth in Section 4.26 hereof.

         "Subsidiaries" shall have the meaning set forth in Section 3.1(a).

         "Trading Day" means (a) a day on which the Common Stock is quoted on Nasdaq, the OTCBB or the principal stock exchange on which the Common Stock has been listed, or (b) if

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the Common Stock is not quoted on Nasdaq, the OTCBB or any stock exchange, a day on which the Common Stock is quoted in the over-the-counter market, as reported by the Pinksheets LLC (or any similar organization or agency succeeding its functions of reporting prices).

         "Transaction Documents" means this Agreement and all exhibits and schedules hereto and all other documents, instruments and writings required pursuant to this Agreement.

         "Underlying Shares" means the shares of duly issued Common Stock, without restriction and freely tradable upon resale pursuant to Rule 504 of Regulation D of the Securities Act, into which the Debentures are convertible in accordance with the terms hereof and the Debentures.

                                   ARTICLE II

                   PURCHASE AND SALE OF CONVERTIBLE DEBENTURES

         2.1 Purchase and Sale; Purchase Price. Subject to the terms and conditions set forth herein, the Company shall issue and sell and the Purchaser shall purchase an aggregate principal amount of One Million Dollars ($1,000,000) (the "Purchase Price") of the Debentures. The Debentures shall have the respective rights, preferences and privileges as set forth in the form of Debenture annexed as EXHIBIT A hereto.

         2.2 Execution and Delivery of Documents; the Closing.

                  (a) The Closing of the purchase and sale of the Debentures (the "Closing") shall take place simultaneously with the execution and delivery of this Agreement (the "Closing Date"). At the Closing,

                           (i) the parties shall execute and deliver the Escrow Agreement;

                           (ii) the Company shall deliver to the Purchaser the legal opinions of counsel to the Company substantially in the form of EXHIBIT F annexed hereto, addressed to the Purchaser and dated the date hereof;

                           (iii) the Company shall deliver to the Escrow Agent
         (A) original and duly executed Debentures registered in the name of the Purchaser in the amount set forth in SCHEDULE 1, (B) an original and duly executed Power of Attorney and (C) original duly issued stock certificates registered in the name of the Purchaser representing the Escrow Shares;

                           (iv) the Company shall execute and deliver to the Purchaser a certificate of its President certifying that attached thereto is a copy of resolutions duly adopted by the Board of Directors of the Company authorizing the Company to execute and deliver the Transaction Documents and to enter into the transactions contemplated thereby; and

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                           (v) the Purchaser shall deliver to the Escrow Agent
         the Purchase Price by wire transfer of One Million Dollars ($1,000,000) pursuant to the Escrow Agent's wire transfer instructions.

                  (b) If this Agreement is terminated pursuant to Sections 5.1 hereof, then, within two (2) Business Days from the date of termination, either the Company or the Purchaser shall notify the Escrow Agent of same, and

                           (i) the Escrow Agent shall, within two (2) Business Days of its receipt of such notice,

                                     (A) return the Purchase Price to the
                  Purchaser; and

                                     (B) return the certificates representing
                  (A) the Debentures and (B) the Escrow Shares to the Company.

         2.3 The Post-Closing.

                  (a) The post-closing of the purchase and sale of the Debentures (the "Post-Closing") shall take place no later than five (5) Business Days after the Effective Date (the "Post-Closing Date") at the offices of Kaplan Gottbetter & Levenson, LLP, 630 Third Avenue, New York, NY 10017; provided, however, that all of the transactions contemplated by the Merger Agreement annexed as EXHIBIT B hereto shall have been consummated in accordance with the terms of the Merger Agreement prior to the Post-Closing; and further, provided, that the Post-Closing may not occur later than fifteen (15) days after the Closing Date (except if such 15th day is not a Business Day, then the next Business Day), unless the Purchaser agrees in writing in advance to an extension, which writing shall set forth the new Closing Date. The Merger Agreement shall be executed immediately after the Closing.

                  (b) At the Post-Closing,

                           (i) the Escrow Agent shall deliver to the Purchaser original and duly executed Debentures registered in the name of the Purchaser in the amount set forth in SCHEDULE 1 hereto;

                           (ii) the Company shall deliver to the Purchaser the following:

                                      (A) a certified copy of the Certificate of
                  Merger as filed with the Secretary of State of the State of Delaware; and

                                      (B) all other documents, instruments and
                  writings required to have been delivered by the Company at or prior to the Post-Closing pursuant to this Agreement.

                  (c) Upon receipt by the Purchaser of those items set forth in Sections 2.3(b)(i) and (ii) above, the Escrow Agent shall deliver the following to the Company:

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                           (i) the Purchase Price by wire transfer of
         immediately available funds in the amount of One Million Dollars ($1,000,000) pursuant to written wire transfer instructions delivered by the Company to the Escrow Agent at least three (3) Business Days prior to the Post-Closing Date; and

                           (ii) all documents, instruments, and writings required to have been delivered or necessary at or prior to the Post-Closing by the Purchaser pursuant to this Agreement.

                  (d) The Escrow Agent shall retain and hold the Escrow Shares, all of which shall be held in accordance with the terms of this Agreement and the Escrow Agreement.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations, Warranties and Agreements of the Company. The Company hereby makes the following representations and warranties to the Purchaser, all of which shall survive the Post-Closing:

                  (a) Organization and Qualification. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than as set forth on
SCHEDULE 3.1(a) attached hereto (collectively, the "Subsidiaries"). Each of the Subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the full corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have a material adverse effect on the results of operations, assets, prospects, or financial condition of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect").

                  (b) Authorization, Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby and by each other Transaction Document and to otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby has been duly authorized by all necessary action on the part of the Company. Each of this Agreement and each of the other Transaction Documents has been or will be duly executed by the Company and when delivered in accordance with the terms hereof or thereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws

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relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

                  (c) Capitalization. The authorized, issued and outstanding capital stock of the Company is set forth on SCHEDULE 3.1(c). No Debentures have been issued as of the date hereof. No shares of Common Stock are entitled to preemptive or similar rights, nor is any holder of the Common Stock entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of this Agreement. Except as described in this Agreement, or disclosed in SCHEDULE 3.1(c), there are no outstanding options, warrants, script, rights to subscribe to, registration rights, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Debentures hereunder, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective Certificate of Incorporation, bylaws or other charter documents.

                  (d) Issuance of Securities. The Debentures and the Escrow Shares have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued and delivered as provided hereunder against payment in accordance with the terms hereof, shall be valid and binding obligations of the Company enforceable in accordance with their respective terms. The Company has and at all times while the Debentures are outstanding will continue to maintain an adequate reserve of shares of Common Stock to enable it to perform its obligations under this Agreement and the Debentures. When issued in accordance with the terms hereof, the Securities will be duly authorized, validly issued, fully paid and non-assessable. Except as set forth in SCHEDULE 3.1(d) hereto, there is no equity or equity equivalent security outstanding that is substantially similar to the Debentures, including any security having a floating conversion price substantially similar to the Debentures; provided, however, that nothing contained in this Section 3.1(d) shall be deemed to permit any equity or equity equivalent security of the Company to provide for a floating conversion price, other than any security issued or that may be issued to the Purchaser or any of its respective Affiliates or assigns.

                  (e) No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of its Certificate of Incorporation or bylaws (each as amended through the date hereof) or (ii) be subject to obtaining any of the consents referred to in Section 3.1(f), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or its Subsidiaries is subject (including, but not limited to, those of other countries and the federal and state securities laws and regulations), or by which any property or asset of the Company or its Subsidiaries is bound or affected, except in the case of clause (ii), such conflicts, defaults,

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terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted in violation of any law, ordinance or regulation of any governmental authority.

                  (f) Consents and Approvals. Except as specifically set forth in SCHEDULE 3.1(f), neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents, except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware to effect the Merger pursuant to the Merger Agreement, which shall be filed no later than ten (10) days from the Execution Date (together with the consents, waivers, authorizations, orders, notices and filings referred to in SCHEDULE 3.1(f), the "Required Approvals").

                  (g) Litigation; Proceedings. Except as specifically disclosed in SCHEDULE 3.1(g), there is no action, suit, notice of violation, proceeding or investigation pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which
(i) relates to or challenges the legality, validity or enforceability of any of the Transaction Documents, the Debentures or the Underlying Shares, (ii) could, individually or in the aggregate, have a Material Adverse Effect or (iii) could, individually or in the aggregate, materially impair the ability of the Company to perform fully on a timely basis its obligations under the Transaction Documents.

                  (h) No Default or Violation. Except as set forth in SCHEDULE 3.1(h) hereto, neither the Company nor any Subsidiary (i) is in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, except such conflicts or defaults as do not have a Material Adverse Effect, (ii) is in violation of any order of any court, arbitrator or governmental body, except for such violations as do not have a Material Adverse Effect, or (iii) is in violation of any statute, rule or regulation of any governmental authority which could (individually or in the aggregate) (x) adversely affect the legality, validity or enforceability of this Agreement, (y) have a Material Adverse Effect or (z) adversely impair the Company's ability or obligation to perform fully on a timely basis its obligations under this Agreement.

                  (i) Certain Fees. No fees or commission will be payable by the Company to any investment banker, broker, placement agent or bank with respect to the consummation of the transactions contemplated hereby except as provided in Section 4.27 hereof.

                  (j) Disclosure Documents. The Disclosure Documents are accurate in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

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                  (k) Manner of Offering. The Securities are being offered and sold to the Purchaser without registration under the Securities Act in a private placement that is exempt from registration pursuant to Rule 504 of Regulation D of the Securities Act and without registration under the Colorado Securities Act of the Colorado Revised Statues (the "Colorado Act") upon the exemption provided by Section 11-51-308 of the Colorado Act and regulation 51-3.13B promulgated thereunder. Accordingly, the Securities are being issued without restriction and may be freely traded upon resale pursuant to Rule 504 of Regulation D of the Securities Act.

                  (l) Non-Registered Offering. Neither the Company not any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Securities under the Securities Act) which might subject the offering, issuance or sale of the Securities to the registration requirements of
Section 5 of the Securities Act.

                  (m) Not a Reporting Company; Eligibility to use Exemption under 504(b). The Company is not subject to the reporting requirements of
Section 13 or Section 15(d) of the Exchange Act. The Company has not sold any securities under Rule 504(b) in the last twelve months, except as disclosed in
Schedule 3.1(m). The Company is eligible to issue securities exempt from registration pursuant to Rule 504 of Regulation D promulgated under the Securities Act.

The Purchaser acknowledges and agrees that the Company makes no representation or warranty with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.1 hereof.

         3.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

                  (a) Organization; Authority. The Purchaser is a limited liability company, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation with the requisite power and authority to enter into and to consummate the transactions contemplated hereby and by the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The acquisition of the Debentures to be purchased by the Purchaser hereunder has been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to, or affecting generally the enforcement of, creditors rights and remedies or by other general principles of equity.

                  (b) Investment Intent. The Purchaser is acquiring the Debentures to be purchased by it hereunder, and will acquire the Underlying Shares relating to such Debentures for its own account for investment purposes only and not with a view to or for distributing or reselling such Debentures or Underlying Shares or any part thereof or interest therein, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement, at all

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times to sell or otherwise dispose of all or any part of such Debentures or
Underlying Shares in compliance with applicable federal and state securities laws.

                  (c) Purchaser Status. At the time the Purchaser was offered the Debentures to be acquired by it hereunder, it was and at the date hereof, it is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

                  (d) Experience of Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of an investment in the securities to be acquired by it hereunder, and has so evaluated the merits and risks of such investment.

                  (e) Ability of Purchaser to Bear Risk of Investment. The Purchaser is able to bear the economic risk of an investment in the securities to be acquired by it hereunder and, at the present time, is able to afford a complete loss of such investment.

                  (f) Prohibited Transactions. The securities to be acquired by the Purchaser hereunder are not being acquired, directly or indirectly, with the assets of any "employee benefit plan," within the meaning of Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended.

                  (g) Access to Information. The Purchaser acknowledges receipt of the Disclosure Documents and further acknowledges that it has been afforded
(i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the securities offered hereunder and the merits and risks of investing in such securities; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in such securities; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained in the Disclosure Documents.

                  (h) Reliance. The Purchaser understands and acknowledges that
(i) the Debentures being offered and sold to it hereunder are being offered and sold without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act and (ii) the availability of such exemption depends in part on, and that the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

         The Company acknowledges and agrees that the Purchaser makes no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

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                                   ARTICLE IV

                         OTHER AGREEMENTS OF THE PARTIES

         4.1 Manner of Offering. The Securities are being issued pursuant to Rule 504 (b) of Regulation D of the Securities Act. The Securities will be exempt from restrictions on transfer, and will carry no restrictive legend with respect to the exemption from registration under the Securities Act. The Company will use its best efforts to insure that no actions are taken that would jeopardize the availability of the exemption from registration under Rule 504(b) for the Securities and, if for any reason such exemption becomes unavailable, shall cause the Securities to be registered under the Securities Act as required by Section 4.29.

         4.2 Furnishing of Information. As long as the Purchaser owns any of the Securities, the Company will promptly furnish to the Purchaser all annual and quarterly reports comparable to those required by Section 13(a) or 15(d) of the Exchange Act (the "Non-Public Filings").

         4.3 Notice of Certain Events. The Company shall, on a continuing basis,
(i) advise the Purchaser promptly after obtaining knowledge of, and, if requested by the Purchaser, confirm such advice in writing, of (A) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of the Debentures or the Underlying Shares, for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, or (B) any event that makes any statement of a material fact made by the Company in Section 3.1 or in the Disclosure Documents untrue or that requires the making of any additions to or changes in Section 3.1 in or in the Disclosure Documents in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, (ii) use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of the Securities under any state securities or Blue Sky laws, and (iii) if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Securities under any such laws, and use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

         4.4 Copies and Use of Disclosure Documents and Non-Public Filings. The Company shall furnish the Purchaser, without charge, as many copies of the Disclosure Documents and the Non-Public Filings and any amendments or supplements thereto as the Purchaser may reasonably request. The Company consents to the use of the Disclosure Documents and the Non-Public Filings and any amendments and supplements to any of them by the Purchaser in connection with resales of the Securities.

         4.5 Modification to Disclosure Documents. If any event shall occur as a result of which, in the reasonable judgment of the Company or the Purchaser, it becomes necessary or advisable to amend or supplement any of the Disclosure Documents or the Non-Public Filings in order to make the statements therein, in the light of the circumstances at the time such Disclosure Documents or the Non-Public Filings were delivered to the Purchaser, not misleading, or if it becomes necessary to amend or supplement any of the Disclosure Documents or the Non-Public Filings to comply with applicable law, the Company shall promptly prepare an appropriate amendment or supplement to each such document in form and substance reasonably satisfactory

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to both the Purchaser and Company so that (i) as so amended or supplemented, each such document will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to the Purchaser, not misleading and (ii) the Disclosure Documents and the Non-Public Filings will comply with applicable law.

         4.6 Blue Sky Laws. The Company shall cooperate with the Purchaser in connection with the exemption from registration of the Securities under the securities or Blue Sky laws of such jurisdictions as the Purchasers may request; provided, however, that neither the Company nor its Subsidiaries shall be required in connection therewith to qualify as a foreign corporation where they are not now so qualified. The Company agrees that it will execute all necessary documents and pay all necessary state filing or notice fees to enable the Company to sell the Securities to the Purchasers.

         4.7 Integration. The Company shall not and shall use its best efforts to ensure that no Affiliate shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchaser.

         4.8 Furnishing of Rule 144(c) Materials. The Company shall, for so long as any of the Securities remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, make available to any registered holder of the Securities ("Holder" or "Holders") in connection with any sale thereof and any prospective purchaser of such Securities from such Person, such information in accordance with Rule 144(c) promulgated under the Securities Act as is required to sell the Securities under Rule 144 promulgated under the Securities Act.

         4.9 Solicitation Materials. The Company shall not (i) distribute any offering materials in connection with the offering and sale of the Debentures or the Underlying Shares other than the Disclosure Documents and any amendments and supplements thereto prepared in compliance herewith or (ii) solicit any offer to buy or sell the Debentures or the Underlying Shares by means of any form of general solicitation or advertising.

         4.10 Subsequent Financial Statements. If not otherwise publicly available, the Company shall promptly furnish to the Purchaser a copy of all financial statements for any period subsequent to the period covered by the financial statements included in the Disclosure Documents until the full conversion of the Debentures.

         4.11 Prohibition on Certain Actions. From the date hereof through the Post-Closing Date, the Company shall not and shall cause the Subsidiaries not to, without the prior written consent of the Purchaser, (i) amend its certificate of incorporation, by-laws or other charter documents so as to adversely affect any rights of the Purchaser; (ii) split, combine or reclassify its outstanding capital stock; (iii) declare, authorize, set aside or pay any dividend or other distribution with respect to the Common Stock; (iv) redeem, repurchase or offer to repurchase or otherwise acquire shares of its Common Stock; or (v) enter into any agreement with respect to any of the foregoing.

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         4.12 Listing of Common Stock. If the Common Stock shall become listed on the OTCBB or on another exchange, the Company shall (a) use its best efforts to maintain the listing of its Common Stock on the OTCBB or such other exchange on which the Common Stock is then listed until expiration of each of the periods during which the Shares may be converted or the Warrant may be exercised and (b) shall provide to the Purchaser evidence of such listing.

         4.13 Escrow. The Company and the Purchaser agree to execute and deliver, simultaneously with the execution and delivery of this Agreement, the escrow agreement attached hereto and made part hereof as EXHIBIT D (the "Escrow Agreement"), and to issue into escrow the certificates to be held by the Escrow Agent, registered in the name of the Purchaser and without any restrictive legend of any kind, pursuant to the terms of such escrow.

         4.14 Conversion Procedures; Maintenance of Escrow Shares. EXHIBIT C attached hereto and made a part hereof sets forth the procedures with respect to the conversion of the Debentures, including the forms of Notice of Conversion to be provided upon conversion, instructions as to the procedures for conversion and such other information and instructions as may be reasonably necessary to enable the Purchaser or its permitted transferee(s) to exercise the right of conversion smoothly and expeditiously. The Company agrees that, at any time the conversion price of the Debentures is such that the number of Escrow Shares with respect to the Debentures is less than 200% of the number of shares of Common Stock that would be needed to satisfy full conversion of all of the Debentures given the then current conversion price (the "Full Conversion Shares"), upon five (5) Business Days written notice of such circumstance to the Company by the Purchaser and/or the Escrow Agent, the Company shall issue additional share certificates in the name of the Purchaser in denominations of 10,000 shares, and deliver same to the Escrow Agent, such that the new number of Escrow Shares with respect to the Debentures is equal to 200% of the Full Conversion Shares.

         4.15 Attorney-in-Fact. To effectuate the terms and provisions of this Agreement and the Escrow Agreement, the Company hereby agrees to give a power of attorney as is evidenced by EXHIBIT E annexed hereto. All acts done under such power of attorney are hereby ratified and approved and neither the Attorney-in-Fact nor any designee or agent thereof shall be liable for any acts of commission or omission, for any error of judgment or for any mistake of fact or law, as long as the Attorney-in-Fact is operating within the scope of the power of attorney and this Agreement and its exhibits. The power of attorney, being coupled with an interest, shall be irrevocable while any of the Debentures remain unconverted or any portion of this Agreement or the Escrow Agreement remains unsatisfied. In addition, the Company shall give the Attorney-in-Fact resolutions executed by the Board of Directors of the Company which authorize transfers of the Debentures and future issuances of the Underlying Shares for the Debentures, and which resolutions state that they are irrevocable while any of the Debentures remain unconverted or any portion of this Agreement or the Escrow Agreement remains unsatisfied.

         4.16 Indemnification.

                  (a) Indemnification

                           (i) The Company shall, notwithstanding termination of this Agreement and without limitation as to time, indemnify and hold harmless the Purchaser

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         and its officers, directors, agents, employees and affiliates, each
         Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each such Person, a "Control Person") and the officers, directors, agents, employees and affiliates of each such Control Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of, or relating to, a breach or breaches of any representation, warranty, covenant or agreement by the Company under this Agreement or any other Transaction Document.

                           (ii) The Purchaser shall, notwithstanding termination of this Agreement and without limitation as to time, indemnify and hold harmless the Company, its officers, directors, agents and employees, each Control Person and the officers, directors, agents and employees of each Control Person, to the fullest extent permitted by application law, from and against any and all Losses, as incurred, arising out of, or relating to, a breach or breaches of any representation, warranty, covenant or agreement by the Purchaser under this Agreement or the other Transaction Documents.

                  (b) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

                  An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impeded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of the claim against the Indemnified Party but will retain the right to control the overall Proceedings out of which the claim arose and such counsel employed by the Indemnified Party shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified

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Party, effect any settlement of any pending Proceeding in respect of which any
Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

                  All fees and expenses of the Indemnified Party to which the Indemnified Party is entitled hereunder (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party.

                  No right of indemnification under this Section 4.16 shall be available as to a particular Indemnified Party if there is a non-appealable final judicial determination that such Losses arise solely out of the negligence or bad faith of such Indemnified Party in performing the obligations of such Indemnified Party under this Agreement or a breach by such Indemnified Party of its obligations under this Agreement.

                  (c) Contribution. If a claim for indemnification under this
Section 4.16(a) is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this
Section 4.16 would apply by its terms (other than by reason of exceptions provided in this Section 4.16(c)), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other and the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether there was a judicial determination that such Losses arise in part out of the negligence or bad faith of the Indemnified Party in performing the obligations of such Indemnified Party under this Agreement or the Indemnified Party's breach of its obligations under this Agreement. The amount paid or payable by a party as a result of any Losses shall be deemed to include any attorneys' or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party.

                  (d) Non-Exclusivity. The indemnity and contribution agreements contained in this Section are in addition to any obligation or liability that the Indemnifying Parties may have to the Indemnified Parties.

         4.17 Exclusivity. During the five year period commencing on the Original Issuance Date (as defined in the Debentures), the Company and its Affiliates shall not offer or issue any equity, equity equivalent security, debt, or any equity lines of credit, with a floating conversion price other than to the Purchaser or any of its Affiliates.

         4.18 Purchaser's Ownership of Common Stock. In addition to and not in lieu of the limitations on conversion set forth in the Debentures, the conversion rights of the Purchaser set forth in the Debentures shall be limited, solely to the extent required, from time to time, such

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that, unless the Purchaser gives written notice 75 days in advance to the
Company of the Purchaser's intention to exceed the Limitation on Conversion as defined herein, with respect to all or a specified amount of the Debentures and the corresponding number of the Underlying Shares, in no instance shall the maximum number of shares of Common Stock which the Purchaser (singularly, together with any Persons who in the determination of the Purchaser, together with the Purchaser, constitute a group as defined in Rule 13d-5 of the Exchange
Act) may receive in respect of any conversion of the Debentures, exceed, at any one time, an amount equal to the remainder of (i) 4.99% of the then issued and outstanding shares of Common Stock of the Company following such conversion minus (ii) the number of shares of Common Stock of the Company then owned by the Purchaser (including any shares of Common Stock deemed beneficially owned due to ownership of the Debentures) (the foregoing being herein referred to as the "Limitation on Conversion"); provided, however, that the Limitation on Conversion shall not apply to any forced or automatic conversion pursuant to this agreement or the Debentures; and provided, further that if the Purchaser shall have declared an Event of Default and, if a cure period is provided, the Company shall not have properly and fully cured such Event of Default within any such cure period, the provisions of this Section 4.18 shall be null and void from and after such date. The Company shall, promptly upon its receipt of a Notice of Conversion tendered by the Purchaser (or its sole designee) for the Debentures, notify the Purchaser by telephone and by facsimile of the number of shares of Common Stock outstanding on such date and the number of Underlying Shares which would be issuable to the Purchaser (or its sole designee, as the case may be) if the conversion requested in such Notice of Conversion were effected in full, whereupon, in accordance with the Debentures notwithstanding anything to the contrary set forth in the Debentures, the Purchaser may within one (1) Business Day of its receipt of the Company notice required by this
Section 4.18 by facsimile revoke such conversion to the extent (in whole or in part) that the Purchaser determines that such conversion would result in the ownership by the Purchaser of shares of Common Stock in excess of the Limitation on Conversion.

         4.19 Purchaser's Rights if Trading in Common Stock is Suspended. If the Common Stock is listed on any exchange, then at any time after the Post-Closing if trading in the shares of the Common Stock is suspended (and not reinstated within ten (10) Trading Days) on such stock exchange or market upon which the Common Stock is then listed for trading (other than as a result of the suspension of trading in securities on such market generally or temporary suspensions pending the release of material information), or the Common Stock is delisted from the OTCBB (and not reinstated within ten (10) Trading Days), then, at the option of the Purchaser exercisable by giving written notice to the Company, the Company shall redeem, as applicable, all of the Debentures and Underlying Shares owned by the Purchaser at an aggregate purchase price equal to the sum of:

                  (i) the product of (1) the average Per Share Market Value for the five (5) Trading Days immediately preceding (a) the day of such notice, (b) the date of payment in full of the repurchase price calculated under this
Section 4.19, or (c) the day when the Common Stock was suspended, delisted or deleted from trading, whichever is greater, multiplied by (2) the aggregate number of Underlying Shares owned by the Purchaser;

                  (ii) the greater of (A) the outstanding principal amount and accrued and unpaid interest on the Debentures owned by the Purchaser and (B) the product of (1) the average

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
Per Share Market Value for the five (5) Trading Days immediately preceding (a) the day of such notice, (b) the date of payment in full of the repurchase price calculated under this Section 4.19, or (c) the day when the Common Stock was suspended, delisted or deleted from trading, whichever is greater, multiplied by
(2) the aggregate number of Underlying Shares issuable upon the conversion of the outstanding Debentures owned by the Purchaser; and

                  (iii) interest on such amounts set forth in (i) - (ii) above accruing from the seventh (7th) day after such notice until the repurchase price under this Section 4.19 is paid in full, at the rate of fifteen percent (15%) per annum.

         4.20 No Violation of Applicable Law. Notwithstanding any provision of this Agreement to the contrary, if the redemption of the Debentures or the Underlying Shares otherwise required under this Agreement or the Debentures would be prohibited by the relevant provisions of Delaware law, such redemption shall be effected as soon as it is permitted under such law; provided, however, that interest payable by the Company with respect to any such redemption shall accrue in accordance with Section 4.19.

         4.21 Redemption Restrictions. Notwithstanding any provision of this Agreement to the contrary, if any redemption of the Debentures or the Underlying Shares otherwise required under this Agreement or the Debentures would be prohibited in the absence of consent from any lender to the Company or any of the Subsidiaries, or by the holders of any class of securities of the Company, the Company shall use its best efforts to obtain such consent as promptly as practicable after any such redemption is required. Interest payable by the Company with respect to any such redemption shall accrue in accordance with
Section 4.19 until such consent is obtained. Nothing contained in this Section
4.21 shall be construed as a waiver by the Purchaser of any rights they may have by virtue of any breach of any representation or warranty of the Company herein as to the absence of any requirement to obtain any such consent.

         4.22 No Other Registration Rights. During the period commencing on the date hereof and ending on the Post-Closing Date, the Company shall not file any registration statement that provides for the registration of shares of Common Stock to be sold by security holders of the Company, other than the Purchaser and/or its respective Affiliates or assigns, without the prior written consent of the Purchaser or its assigns, provided, however, that the limitation on the right to file registration statements contained in this Section 4.22 shall not apply to registration statements relating solely to (i) employee benefit plans, notwithstanding the inclusion of a resale prospectus for securities received under any such employee benefit plan, or (ii) business combinations not otherwise prohibited by the terms of this Agreement or the other Transaction Documents.

         4.23 Merger or Consolidation. Until the earlier of (a) the full conversion of the Debentures and (b) the Maturity Date of the Debentures (as that term is defined in the Debentures), the Company and each Subsidiary will not, in a single transaction or a series of related transactions, (i) consolidate with or merge with or into any other Person, or (ii) permit any other Person to consolidate with or merge into it, unless (w) either (A) the Company shall be the survivor of such merger or consolidation or (B) the surviving Person shall expressly assume by supplemental agreement all of the obligations of the Company under the Debentures, this Agreement and the other Transaction Documents; (x) immediately before and immediately after

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

giving effect to such transactions (including any indebtedness incurred or anticipated to be incurred in connection with the transactions), no Event of Default shall have occurred and be continuing; (y) if the Company is not the surviving entity, such surviving entity's common shares will be listed on either The New York Stock Exchange, American Stock Exchange, Nasdaq National Market or Nasdaq SmallCap Market, or the OTCBB on or prior to the closing of such transaction(s) and (z) the Company shall have delivered to the Purchaser an officers' certificate and opinion of counsel, each stating that such consolidation, merger or transfer complies with this Agreement, that the surviving Person agrees to be bound thereby and that all conditions precedent in this Agreement relating to such transaction(s) have been satisfied.

         4.24 Registration of Escrow Shares. So long as the Purchaser and/or its assigns owns any of the Debentures or the Underlying Shares, and the Underlying Shares would not be freely transferable without registration, the Company agrees not to file a registration statement with the Commission, other than on Form 10, Form S-4 (except for a public reoffering or resale) or Form S-8 without first having registered the Escrow Shares for resale with the SEC and for resale in such states of the United States as the Holders thereof shall reasonably request. If the Company shall propose to file with the SEC any registration statement other than a Form 10, Form S-4 (except for a public reoffering or resale) or Form S-8 which would cause, or have the effect of causing, the Company to become a Reporting Issuer or to take any other action, other than the sale of the Debentures to Purchaser hereunder, the effect of which would be to cause the Underlying Shares to be restricted securities (as such term is defined in Rule 144 promulgated under the Securities Act), the Company agrees to give written notification of such to the Holders of the Debentures and the Underlying Shares then outstanding at least two weeks prior to such filing or taking of the proposed action. If any of the Debentures or the Underlying Shares are then outstanding, the Company agrees to include in such registration statement the Escrow Shares unless the Underlying Shares would be freely transferable upon conversion of the Debentures without such registration, so as to permit the public resale thereof. All costs and expenses of registration shall be borne by the Company.

         If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company will so advise the Holders. In such event, these registration rights shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter selected by the Company. In the event that the lead or managing underwriter in its good faith judgment determines that material adverse market factors require a limitation on the number of shares to be underwritten, the underwriter may limit the number of Registrable Securities. In such event, the Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated pro rata among all Holders and other participants, including the Company, in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and other securities which they had requested to be included in such registration statement at the time of filing the registration statement. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter, provided such notice is delivered within sixty (60) days of full disclosure of such terms to such Holder, without thereby affecting the right of such Holder to participate in subsequent offerings hereunder.

         Notwithstanding the foregoing, if the Company for any reason shall have taken any action, other than the sale of the Debentures to the Purchaser hereunder, the effect of which would be to cause the Underlying Shares to be restricted securities (as such term is defined in Rule 144 promulgated under the Securities Act), the Company agrees to immediately file with the SEC and cause to become effective a registration statement which would permit the public resale of the Escrow Shares in such states of the United States as the Holders thereof shall reasonably request. All costs and expenses of such registration and related Blue Sky filings shall be borne by the Company.

         4.25 Liquidated Damages. The Company understands and agrees that a breach by the Company of Section 4.1, Section 4.24, Section 4.29, Section 4.30 or an Event of Default as contained in this Agreement and/or any other Transaction Document will result in substantial economic loss to the Purchaser, which loss will be extremely difficult to calculate with precision. Therefore, if, for any reason, the Company breaches Sections 4.1, Section 4.24, Section 4.29, Section 4.30 or fails to cure any Event of Default within the time, if any, given to cure such Event of Default, as compensation and liquidated damages for such breach or default, and not as a penalty, the Company agrees to pay the Purchaser an amount obtained by multiplying the Purchase Price times two (2). The Company shall, upon demand, pay the Purchaser such liquidated damages by wire transfer of immediately available funds to an account designated by the Purchaser. Nothing herein shall limit the right of the Purchaser to pursue actual damages (less the amount of any liquidated damages received pursuant to the foregoing) for the Company's breach of Section 4.1, Section 4.24, Section 4.29, Section 4.30 or failure to cure an Event of Default, consistent with the terms of this Agreement. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, THE COMPANY'S OBLIGATIONS UNDER THIS SECTION SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT.

         4.26 Short Sales. The Purchaser agrees that it will not enter into any Short Sales (as hereinafter defined) until the earlier to occur of the date that the Purchaser no longer owns the Debentures and the Maturity Date. For purpose hereof, a "Short Sale" shall mean a sale of Common Stock by the Purchaser that is marked as a short sale and that is made at a time when there is no equivalent offsetting long position in the Common Stock by the Purchaser. For the purposes of determining whether there is an equivalent offsetting long position in the Common Stock held by the Purchaser, shares of Common Stock issuable upon conversion of the Debentures shall be deemed to be held long by the Purchaser with respect to the Underlying Shares for which a Notice of Conversion is delivered within two (2) Trading Days following the Trading Day that such short sale is entered into.

         4.27 Fees. The Company will pay the following fees and expenses in connection with the transactions contemplated hereby and, except with respect to the escrow agent fee, regardless of whether the transactions contemplated under this Agreement are closed or otherwise completed: (a) to KGL (i) $15,000 for document preparation fees; and (ii) all reasonable disbursements and expenses incurred by KGL in connection therewith and (b) $5,000 to the

Escrow Agent for the escrow agent fee. All fees and expenses will be paid at Post-Closing and the Escrow Agent shall deduct such fees and expenses directly from escrow.

         4.28 Additional Fees. If the Company or any of its Affiliates enters into any future financing with any prospective purchaser introduced by the Purchaser within a period of two (2) years from the date hereof, the Company agrees to pay to the Purchaser simultaneously with the closing of such financing an amount equal to four percent (4%) of the aggregate amount of the portion of such financing purchased by or for the account of such Person.

         4.29 Changes to Federal and State Securities Laws. If any of the Underlying Shares require registration with or approval of any governmental authority under any federal (including but not limited to the Securities Act or similar federal statute than in force) or state law, or listing on any national securities exchange, before the Underlying Shares may be resold or transferred without any restrictions on their resale or transfer for reasons including, but not limited to, a material change in Rule 504 of Regulation D promulgated under the Securities Act or a change to the exemption for sales made to Accredited Investors in the state in which the Purchaser resides, the Company will, at its expense, as expeditiously as possible cause the Escrow Shares to be duly registered or approved or listed on the relevant national securities exchange, as the case may be. The Escrow Shares shall be registered by the Company under the Securities Act if required by Section 4.24 and subject to the conditions stated therein.

         4.30 Merger Agreement. Immediately upon the Effective Date, all of the transactions contemplated by the Merger Agreement annexed hereto as EXHIBIT B shall be consummated in accordance with the terms thereof.

                                   ARTICLE V

                                   TERMINATION

         5.1 Termination by the Company or the Purchaser. This Agreement shall be terminated as follows upon the occurrence of any of the following events (each an "Event of Default"):

                  (a) Automatically terminated prior to Post-Closing if:

                           (i) there shall be in effect any statute, rule, law or regulation, including an amendment to Regulation D or an interpretive release promulgated or issued thereunder, that prohibits the consummation of the Post-Closing or if the consummation of the Post-Closing would violate any non-appealable final judgment, order, decree, ruling or injunction of any court of or governmental authority having competent jurisdiction;

                           (ii) the Post-Closing shall not have occurred by the Post-Closing Date;

                           (iii) the common stock of SCOH is not registered under Section 12 of the Exchange Act;

                           (iv) SCOH is not current in its reporting obligations under Section 13 or 15(d) of the Exchange Act;

                           (v) an event occurs prior to the Post-Closing requiring SCOH to report such event to the SEC on Form 8-K and not otherwise set forth in SCHEDULE 5.1, provided, however, such event shall only include the following items under Form 8-K: Item 1; Item 2 to the extent that any event is reported under Item 2 that involves a change in the nature of SCOH's business; Item 3; or Item 4 (provided further, that as to Item 4, only if the event requires disclosure under
         Item 304(a)(1)(iv) under Regulation S-B);

                           (vi) trading in the common stock of SCOH has been suspended, delisted, or otherwise ceased by the Commission or the NASD or other exchange or the Nasdaq (whether the National Market or otherwise), except for any suspension of trading of limited duration solely to permit dissemination of material information regarding SCOH, and not reinstated within twenty (20) Trading Days; or

                           (vii) the Company fails to deliver or caused to be delivered the Debentures as required by and by the date set forth in
         Section 2.2 hereof.

                  (b) Prior to Post-Closing by the Purchaser, by giving written notice of such termination to the Company, if the Company has materially breached any representation, warranty, covenant or agreement contained in this Agreement or the other Transaction Documents and such breach is not cured within five (5) Business Days following receipt by the Company of notice of such breach.

                  (c) Prior to Post-Closing by the Company, by giving written notice of such termination to the Purchaser, if the Purchaser has materially breached any representation, warranty, covenant or agreement contained in this Agreement or the other Transaction Documents and such breach is not cured within five (5) Business Days following receipt by the Purchaser of notice of such breach.

         5.2 Remedies. Notwithstanding anything else contained herein to the contrary, if an Event of Default has occurred pursuant to Section 5.1, and only with respect to Section 5.1(b) has not been cured within the cure period provided for therein, the defaulting party shall be deemed in default hereof and the non-defaulting party shall be entitled to pursue all available rights without further notice. The defaulting party shall pay all attorney's fees and costs incurred in enforcing this Agreement and the other Transaction Documents. In addition, all unpaid amounts shall accrue interest at a rate of 15% per annum.

                                   ARTICLE VI

                      LEGAL FEES AND DEFAULT INTEREST RATE

         In the event any party hereto commences legal action to enforce its rights under this Agreement or any other Transaction Document, the non-prevailing party shall pay all reasonable costs and expenses (including but not limited to reasonable attorney's fees, accountant's fees, appraiser's fees and investigative fees) incurred in enforcing such rights. In the event of an uncured Event of Default by any party hereunder, interest shall accrue on all unpaid amounts due the aggrieved party at the rate of 15% per annum, compounded annually.

                                  ARTICLE VII

                                  MISCELLANEOUS

         7.1 Fees and Expenses. Except as set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay the fees of the Escrow Agent and all stamp and other taxes and duties levied in connection with the issuance of the Debentures (and, upon conversion, the Underlying Shares) pursuant hereto. The Purchaser shall be responsible for any taxes payable by the Purchaser that may arise as a result of the investment hereunder or the transactions contemplated by this Agreement or any other Transaction Document. Whether or not the transactions contemplated hereby and thereby are consummated or this Agreement is terminated, the Company shall pay (i) all costs, expenses, fees and all taxes incident to and in connection with: (A) the preparation, printing and distribution of any registration statement required hereunder and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), and all preliminary and final Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith, (B) the issuance and delivery of the Securities, (C) the exemption from registration of the Securities for offer and sale to the Purchaser under the securities or Blue Sky laws of the applicable jurisdiction,
(D) furnishing such copies of any registration statement required hereunder, the preliminary and final prospectuses and all amendments and supplements thereto, as may reasonably be requested for use in connection with resales of the Securities, and (E) the preparation of certificates for the Securities (including, without limitation, printing and engraving thereof), (ii) all fees and expenses of counsel and accountants of the Company and (iii) all expenses and fees of listing on securities exchanges, if any.

         7.2 Entire Agreement; Amendments. This Agreement, together with all of the Exhibits and Schedules annexed hereto, and any other Transaction Document contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters. This Agreement shall be deemed to have been drafted and negotiated by both parties hereto and no presumptions as to interpretation, construction or enforceability shall be made by or against either party in such regard.

         7.3 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given upon facsimile transmission (with written transmission confirmation report) at the number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) whichever shall first occur. The addresses for such communications shall be:

         If to the Company:        HEIR Holding Co., Inc.
                                   150 East 58th Street, 25th Floor
                                   New York, NY 10155
                                   Attn:  Richard Goldring
                                   Tel:   (212) 421-9764
                                   Fax:   (212) 421-9765

         With copies to:           Kaplan Gottbetter & Levenson, LLP
                                   630 Third Avenue
                                   New York, NY 10017-6705
                                   Attn:  Adam S. Gottbetter, Esq.
                                   Tel:  (212) 983-6900
                                   Fax:  (212) 983-9210

         If to the Purchaser:      See SCHEDULE 1 attached hereto

         With copies to:           Kaplan Gottbetter & Levenson, LLP
                                   630 Third Avenue
                                   New York, NY 10017-6705
                                   Attn:  Adam S. Gottbetter, Esq.
                                   Tel:   (212) 983-6900
                                   Fax:  (212) 983-9210

         If to Escrow Agent:       Kaplan Gottbetter & Levenson, LLP
                                   630 Third Avenue
                                   New York, NY 10017-6705
                                   Attn:  Adam S. Gottbetter, Esq.
                                   Tel:   (212) 983-6900
                                   Fax:  (212) 983-9210

or such other address as may be designated hereafter by notice given pursuant to the terms of this Section 7.3.

         7.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchaser, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         7.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         7.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

         7.7 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         7.8 Governing Law; Venue; Service of Process. The parties hereto acknowledge that the transactions contemplated by this Agreement and the exhibits hereto bear a reasonable relation to the State of New York. The parties hereto agree that the internal laws of the State of New York shall govern this Agreement and the exhibits hereto, including, but not limited to, all issues related to usury. Any action to enforce the terms of this Agreement or any of its exhibits shall be brought exclusively in the state and/or federal courts situate in the County and State of New York. Service of process in any action by the Purchaser to enforce the terms of this Agreement may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to the Company at its principal address set forth in this Agreement.

         7.9 Survival. The representations and warranties of the Company and the Purchaser contained in Article III and the agreements and covenants of the parties contained in Article IV and this Article VII shall survive the Post-Closing (or any earlier termination of this Agreement).

         7.10 Counterpart Signatures. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

         7.11 Publicity. The Company and the Purchaser shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, unless counsel for the disclosing party deems such public statement to be required by applicable federal and/or state securities laws. Except as otherwise required by applicable law or regulation, the Company will not disclose to any third party the names of the Purchaser.

         7.12 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

         7.13 Limitation of Remedies. With respect to claims by the Company or any person acting by or through the Company for remedies at law or at equity relating to or arising out of a breach of this Agreement, liability, if any, shall, in no event, include loss of profits or incidental, indirect, exemplary, punitive, special or consequential damages of any kind.

         7.14 Omnibus Provision. Anything contained herein or in the other Transaction Documents notwithstanding, in the event that the Common Stock shall become listed on the OTCBB and subsequently ceases to be listed for trading on the OTCBB, then any reference thereto in this Agreement or the other Transaction Documents shall be deemed to be a reference to (a) the principal national securities exchange on which the Common Stock is then listed or admitted to trading, or (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange, Nasdaq, or (c) if the Common Stock is not then listed or admitted to trading on Nasdaq, then the over-the-counter market reported by the Pinksheets LLC (or similar organization or agency succeeding to its functions of reporting prices).

         7.15 Successors and Assigns. This Agreement shall become effective when it is executed by the parties and shall thereafter be binding upon and enure to the benefit of the parties hereto and their permitted successors and assigns. This agreement and any of the rights, interests or obligations hereunder may be assigned by the Purchaser without the consent of the Company.

                           [ SIGNATURE PAGE FOLLOWS ]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first indicated above.

                                 Company:

                                 HEIR Holding Co., Inc.


                                 By:  /s/ Richard Goldring
                                      ---------------------------------------
                                      Name:  Richard Goldring
                                      Title: President

                                 Purchaser:

                                 HEM Mutual Assurance LLC

                                 By:  /s/ Pierce Loughran
                                      ---------------------------------------
                                      Name:  Pierce Loughran
                                      Title: Manager

                                   Schedule 1

                                  Purchaser(s)
                                  ------------





                                                     Full Amount of
                                                    Debentures to be
           Name and Address of Purchaser               Purchased
           -----------------------------            ----------------
           HEM Mutual Assurance LLC
           One Tabor Center                            $1,000,000
           1200 17th Street
           Suite 1000
           Denver, CO 80202



                               SHARE DENOMINATIONS
                               -------------------

                             4 x 500,000 (2,000,000)
                             8 x 250,000 (2,000,000)
                             100 x 10,000 (2,000,000)
                             50 x 15,000 (2,000,000)
                             10 x 25,000 (2,000,000)

                                 Schedule 3.1(a)

                                  Subsidiaries


                                      None

                                 Schedule 3.1(c)

                     Capitalization and Registration Rights


Authorized Capitalization

Common Stock, $.001 par value      -   10,000,000 shares
Preferred Stock, $.001 par value   -    1,000,000 shares


Outstanding Capitalization

Common Stock      -   3,000,000 shares issued and outstanding
Preferred Stock   -   No shares issued and outstanding

                                 Schedule 3.1(d)

                     Equity and Equity Equivalent Securities


                                      None

                                 Schedule 3.1(e)

                                    Conflicts


                                      None

                                 Schedule 3.1(f)

                             Consents and Approvals


         SEC Filing - Form D

         Colorado Blue Sky Filing (or exemption therefrom)

                                 Schedule 3.1(g)

                                   Litigation


                                      None

                                 Schedule 3.1(h)

                             Defaults and Violations


                                      None

                                  Schedule 5.1

                         Form 8-K Disclosure Obligations


                                      None

                                    EXHIBIT A

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER RULE 504 OF REGULATION D PROMULGATED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.


US $1,000,000                                                     AUGUST 7, 2002



                   1% CONVERTIBLE DEBENTURE DUE AUGUST 6, 2007

      THIS DEBENTURE of HEIR Holding Co., Inc., a Delaware corporation (the "Company") in the aggregate principal amount of One Million Dollars (US $1,000,000), is designated as its $1,000,000, 1% Convertible Debenture due August 6, 2007 (the "Debentures").

      FOR VALUE RECEIVED, the Company promises to pay to HEM Mutual Assurance LLC or its registered assigns (the "Holder"), the principal sum of One Million Dollars (US $1,000,000), on or prior to August 6, 2007 (the "Maturity Date") and to pay interest to the Holder on the principal sum at the rate of one percent (1%) per annum. Interest shall accrue daily commencing on the Original Issuance Date (as defined in Section 1 below) in the form of cash, common stock of the Company or additional Debentures selected by the Company subject to the provisions of Section 2(b) hereof, until payment in full of the principal sum, together with all accrued and unpaid interest, has been made or duly provided for. If at any time after the Original Issuance Date an Event of Default has occurred and is continuing, interest shall accrue at the rate of fifteen percent (15%) per annum from the date of the Event of Default and the applicable cure period through and including the date of payment. Interest due and payable hereunder shall be paid to the person in whose name this Debenture (or one or more successor Debentures) is registered on the records of the Company regarding registration and transfers of the Debentures (the "Debenture Register"); provided, however, that the Company's obligation to a transferee of this Debenture shall arise only if such transfer, sale or other disposition is made in accordance with the terms and conditions hereof and of the Convertible Debenture Purchase Agreement (the "Purchase Agreement") by and between the Company and the Purchaser (as such term is defined in the Purchase Agreement), dated as of August 7, 2002, as amended from time to time. A transfer of the right to receive principal and interest under this Debenture shall be transferable only through an appropriate entry in the Debenture Register as provided herein.

      This Debenture is subject to the following additional provisions:

      Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

      "Adjusted Conversion Price" means the lesser of the Fixed Conversion Price or the Floating Conversion Price one day prior to the record date set for the determination of stockholders entitled to receive dividends, distributions, rights or warrants as provided for in Sections 4(c)(ii), (iii) and (iv).

      "Conversion Date" shall have the meaning set forth in Section 4(a) hereof.

      "Conversion Ratio" means, at any time, a fraction, the numerator of which is the principal amount represented by the Debentures plus accrued but unpaid interest thereon, and the denominator of which is the Conversion Price at such time.

      "Fixed Conversion Price" shall have the meaning set forth in Section 4(c) hereof.

      "Floating Conversion Price" shall have the meaning set forth in Section 4(c) hereof.

      "Notice of Conversion" shall have the meaning set forth in Section 4(a) hereof.

      "Original Issuance Date" shall mean the date of the first issuance of this Debenture regardless of the number of transfers hereof.

      Section 2. Denominations of Debentures; Interest on Debentures. The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same, but shall not be issuable in denominations of less than integral multiplies of One Thousand Dollars (US$1,000.00). No service charge to the Holder will be made for such registration of transfer or exchange.

      Section 3. Events of Default and Remedies.

      I. "Event of Default," when used herein, means any one of the following events (whatever the reason and whether any such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

            (a) any default in the payment of the principal of or interest on this Debenture as and when the same shall become due and payable either at the Maturity Date, by acceleration, conversion, or otherwise;

            (b) the Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of, this Debenture, and such failure or breach shall not have been remedied within three (3) Business Days of its receipt of notice of such failure or breach;

            (c) the occurrence of any event or breach or default by the Company under the Purchase Agreement or any other Transaction Document and such failure or breach shall not have been remedied within the cure period, if any, provided for therein;

            (d) the Company or any of its Subsidiaries shall commence a voluntary case under the United States Bankruptcy Code as now or hereafter in effect or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Company under the Bankruptcy Code and the petition is not controverted within thirty (30) days, or is not dismissed within sixty (60) days, after commencement of the case; or a "custodian" (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of the Company or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or there is commenced against the Company any such proceeding which remains undismissed for a period of sixty (60) days; or the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of thirty (30) days; or the Company makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or the Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing;

            (e) the Company shall default in any of its obligations under any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Company in an amount exceeding One Hundred Thousand Dollars ($100,000.00), whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

            (f) the Company shall have its Common Stock deleted or delisted, as the case may be, from the OTCBB or other national securities exchange or market on which such Common Stock is listed for trading or suspended from trading thereon, and shall not have its Common Stock relisted or have such suspension lifted, as the case may be, within five (5) Trading Days of such deletion or delisting;

            (g) notwithstanding anything herein to the contrary, the Company shall fail to deliver to the Escrow Agent share certificates representing the shares of Common Stock to be issued upon conversion of the Debentures within three (3) Business Days pursuant to the Company's receipt of notice from the Escrow Agent to the Company that additional shares of Common Stock are required to be placed in escrow pursuant to Section 4.13 of the Purchase Agreement,
Article 2 of the Escrow Agreement, and/or Section 4(b) of this Debenture;

            (h) the Company shall issue a press release, or otherwise make publicly known, that it is not honoring a properly executed Notice of Conversion (as defined in Section 4(a) hereof) for any reason whatsoever;

            (i) the Company issues or enters into an agreement to issue any equity or equity equivalent security with a floating conversion price substantially similar to the Debentures other than any securities issued at any time or from time to time to the Purchaser or any of its Affiliates or assigns, during the period commencing on the date hereof and ending on the third anniversary of the date hereof.

      II.   (a)   If any Event of Default occurs and continues, beyond a cure period, if any, then the Holder may, by notice to the Company, accelerate all of the payments due under this Debenture by declaring all amounts so due under this Debenture, whereupon the same shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are waived by the Company, notwithstanding anything contained herein to the contrary, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by the Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. This shall include, but not be limited to the right to temporary, preliminary and permanent injunctive relief without the requirement of posting any bond or undertaking.

            (b) The Holder may thereupon proceed to protect and enforce its rights either by suit in equity and/or by action at law or by other appropriate proceedings whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Debenture or in aid of the exercise of any power granted in this Debenture, and proceed to enforce the payment of any of the Debentures held by it, and to enforce any other legal or equitable right of such Holder.

            (c) Except as expressly provided for herein, the Company specifically (i) waives all rights it may have (A) to notice of nonpayment, notice of default, demand, presentment, protest and notice of protest with respect to any of the obligations hereunder or the shares of Common Stock and
(B) notice of acceptance hereof or of any other action taken in reliance hereon, notice and opportunity to be heard before the exercise by the Holder of the remedies of self-help, set-off, or other summary procedures and all other demands and notices of any type or description except for cure periods; and (ii) releases the Holder, its officers, directors, agents, employees and attorneys from all claims for loss or damage caused by any act or failure to act on the part of the Holder, its officers, attorneys, agents, directors and employees except for gross negligence or willful misconduct.

            (d) As a non-exclusive remedy, upon the occurrence of an Event of Default, the Holder may convert the remaining principal amount of the Debentures and accrued interest thereon at the lesser of the Fixed Conversion Price or the Floating Conversion Price upon giving a Notice of Conversion to the Company. Except as otherwise provided herein, the Company shall not have the right to object to the conversion or the calculation of the applicable conversion price, and the Escrow Agent shall release the shares of Common Stock from escrow upon notifying the Company of the conversion.



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      III.  To effectuate the terms and provision of this Debenture, the Holder may give notice of any default to the Attorney-in-Fact as set forth herein and give a copy of such notice to the Company and its counsel, simultaneously, and request the Attorney-in-Fact to comply with the terms of this Debenture and the Purchase Agreement and all agreements entered into pursuant to the Purchase Agreement on behalf of the Company.

Section 4. Conversion.

      (a) The unpaid principal amount of this Debenture shall be convertible into shares of Common Stock at the Conversion Ratio as defined below, and subject to the Limitation on Conversion described in Section 4.18 of the Purchase Agreement, at the option of the Holder, in whole or in part, at any time, commencing on the Original Issuance Date. Such shares of Common Stock shall be without any restriction and freely tradable upon resale pursuant to Rule 504 of Regulation D of the Securities Act. Any conversion under this
Section 4(a) shall be for a minimum principal amount of $10,000.00 of the Debentures plus the interest accrued and due thereon. The Holder shall effect conversions by surrendering the Debenture to be converted to the Escrow Agent, together with the form of notice attached hereto as Appendix I ("Notice of Conversion") in the manner set forth in Section 4(j) hereof. Each Notice of Conversion shall specify the principal amount of Debentures to be converted, and the date on which such conversion is to be effected (the "Conversion Date") shall be on the date the Notice of Conversion is delivered pursuant to Section 4(j). Subject to Section 4 hereof, each Notice of Conversion, once given, shall be irrevocable. If the Holder is converting less than all of the principal amount represented by the Debentures tendered by the Holder in the Notice of Conversion, the Company shall deliver to the Holder a new Debenture for such principal amount as has not been converted within two (2) Business Days of the Conversion Date. In the event that the Escrow Agent holds the Debentures on behalf of the Holder, the Company agrees that in lieu of surrendering the Debentures upon every partial conversion, the Escrow Agent shall give the Company and the Holder written notice of the amount of the Debentures left unconverted. Upon conversion in full of the Debentures or upon the Maturity Date, the Escrow Agent shall return the Debentures to the Company for cancellation.

      (b) Not later than two (2) Business Days after the Conversion Date, the Escrow Agent shall deliver to the Holder (i) a certificate or certificates representing the number of shares of Common Stock being acquired upon the conversion of the Debentures, and once the Debentures so converted in part shall have been surrendered to the Company, the Company shall deliver to the Holder Debentures in the principal amount of the Debentures not yet converted; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of the Debentures, until the Debentures are either delivered for conversion to the Escrow Agent or the Company or any transfer agent for the Debentures or Common Stock, or the Holder notifies the Company that such Debentures have been lost, stolen or destroyed and provides an affidavit of loss and an agreement reasonably acceptable to the Company indemnifying the Company from any loss incurred by it in connection with such loss, theft or destruction. In the case of a conversion pursuant to a Notice of Conversion, if such certificate or certificates are not delivered by the date required under this Section 4(b), the Holder shall be entitled, upon providing written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event, the Company shall immediately return the Debentures tendered for conversion.



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      The Company agrees that at any time the conversion price of the Debentures are such that the number of Escrow Shares is less than 200% of the Full Conversion Shares, upon three (3) Business Days of the Company's receipt of notice of such circumstance from the Purchaser and/or the Escrow Agent, the Company shall issue share certificates in the name of the Purchaser and deliver the same to the Escrow Agent, in such number that the new number of Escrow
Shares is equal to 200% of the Full Conversion Shares.

      (c)   (i)   The conversion price for the Debentures in effect on any
Conversion Date shall be the LESSER of (a) $1.15 OR sixty-five percent (65%) of the average of the closing bid prices per share of the Common Stock during the five (5) Trading Days immediately preceding the Closing (as defined in the Purchase Agreement) (the "Fixed Conversion Price") OR (b) fifty percent (50%) of the average of the three (3) lowest closing bid prices per share of the Common Stock during the forty (40) Trading Days immediately preceding the Conversion Date (the "Floating Conversion Price"). For purposes of determining the closing bid price on any day, reference shall be to the closing bid price for a share of Common Stock on such date on the NASD OTC Bulletin Board, as reported on Bloomberg, L.P. (or similar organization or agency succeeding to its functions of reporting prices).

            (ii) If the Company, at any time while any of the Debentures are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock payable in shares of its capital stock (whether payable in shares of its Common Stock or of capital stock of any class), (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification any shares of capital stock of the Company, the Fixed Conversion Price as applied in Section 4(c)(i) shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock of the Company outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 4(c)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

            (iii) If, at any time while any of the Debentures are outstanding, the Company issues or sells shares of Common Stock, or options, warrants or other rights to subscribe for or purchase shares of Common Stock (excluding shares of Common Stock issuable upon exercise of options, warrants or conversion rights granted prior to the date hereof) and at a price per share less than the Per Share Market Value of the Common Stock at the issue date mentioned below, the Fixed Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such shares, options, warrants or rights plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value, and the denominator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase Common Stock, the issuance of which resulted in


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an adjustment in the conversion price designated in Section 4(c)(i) pursuant to this Section 4(c)(iii), if any such right or warrant shall expire and shall not have been exercised, the Fixed Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the conversion price made pursuant to the provisions of this
Section 4 after the issuance of such rights or warrants) had the adjustment of the conversion price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

            (iv) If, at any time while Debentures are outstanding, the Company distributes to all holders of Common Stock (and not to holders of Debentures) evidences of Company indebtedness or assets, or rights or warrants to subscribe for or purchase any security (excluding those referred to in Section 4(c)(iii) above), then, in each such case, the conversion price at which each Debenture shall thereafter be convertible shall be determined by multiplying (A) the Fixed Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the Per Share Market Value of the Common Stock determined as of the record date mentioned above less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith and the denominator of which shall be the Per Share Market Value of the Common Stock on such record date; provided, however, that in the event of a distribution exceeding ten percent (10%) of the net assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in good faith by the holders of a majority of the principal amount of the Debentures then outstanding; and provided, further, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to the Holder and all other holders of Debentures of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

            (v) All calculations under this Section 4 shall be made to the nearest 1/1000th of a cent or the nearest 1/1000th of a share, as the case may be. Any calculation over .005 shall be rounded up to the next cent or share and any calculation less than .005 shall be rounded down to the previous cent or share.

            (vi)  In the event the conversion price is not adjusted pursuant to
Section 4(c)(ii), (iii), (iv), or (v), within two (2) Business Days following the occurrence of an event described therein, the Holder shall have the right to require the Company to redeem the Debentures at 140% of the Per Debenture Consideration and simultaneously pay such amount and all accrued interest and dividends to the Holder pursuant to the written instructions provided by the Holder.



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
            (vii) Whenever the Fixed Conversion Price is adjusted pursuant to
Section 4(c)(ii),(iii), (iv) or (v), or this Debenture is redeemed pursuant to
Section 4(c)(vi), the Company shall within two (2) days after the determination of the new Fixed Conversion Price mail and fax to the Holder and to each other holder of Debentures, a notice ("Company Notice of Conversion") setting forth the Fixed Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

            (viii) In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another person, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then each holder of Debentures then outstanding shall have the right thereafter to convert such Debentures only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange (except in the event the property is cash, then the Holder shall have the right to convert the Debentures and receive cash in the same manner as other stockholders), and the Holder shall be entitled upon such event to receive such amount of securities or property as the holder of shares of the Common Stock into which such Debentures could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this Section 4(c)(viii) upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges;

            (ix)  If:

                  (A) the Company shall declare a dividend (or any other distribution) on its Common Stock; or

                  (B) the Company shall declare a special non-recurring cash dividend redemption of its Common Stock; or

                  (C) the Company shall authorize the grant to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                  (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company (other than a subdivision or combination of the outstanding shares of Common Stock), any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or



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                  (E)   the Company shall authorize the voluntary or involuntary
                        dissolution, liquidation or winding-up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Debentures, and shall cause to be mailed and faxed to the Holder and each other holder of the Debentures at their last addresses and facsimile number set forth in the Debenture Register at least thirty (30) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice

      (d) If at any time conditions shall arise by reason of action or inaction taken by the Company, which action or inaction, in the opinion of the Board of Directors of the Company, is not adequately covered by the other provisions hereof and which might materially and adversely affect the rights of the Holder and all other holders of Debentures (different or distinguishable from the effect generally on rights of holders of any class of the Company's capital stock), the Company shall, at least thirty (30) calendar days prior to the effective date of such action, mail and fax a written notice to each holder of Debentures briefly describing the action contemplated and the material adverse effects of such action on the rights of such holders, and an Appraiser selected by the holders of majority in principal amount of the outstanding Debentures shall give its opinion as to the adjustment, if any (not inconsistent with the standards established in this Section 4), of the conversion price (including, if necessary, any adjustment as to the securities into which Debentures may thereafter be convertible) and any distribution which is or would be required to preserve without diluting the rights of the holders of Debentures; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case the adjustment shall be equal to the average of the adjustments recommended by each such Appraiser. The Board of Directors of the Company shall make the adjustment recommended forthwith upon the receipt of such opinion or opinions or the taking of any such action contemplated, as the case may be; provided, however, that no such adjustment of the conversion price shall be made which, in the opinion of the Appraiser(s) giving the aforesaid opinion or opinions, would result in an increase of the conversion price above the conversion price then in effect.

      (e) The Company covenants and agrees that it shall, at all times, reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of the Debentures as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder of the Debentures, two (2) times such number of shares of Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 4(c) and Section 4(d) hereof) upon the conversion of the aggregate principal


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amount of the outstanding Debentures. The Company covenants that all shares of
Common Stock that shall be so issuable shall, upon issuance, be duly and validly authorized and issued and fully paid and non-assessable.

      (f) No fractional shares of Common Stock shall be issuable upon a conversion hereunder and the number of shares to be issued shall be rounded up to the nearest whole share. If a fractional share interest arises upon any conversion hereunder, the Company shall eliminate such fractional share interest by issuing to the Holder an additional full share of Common Stock.

      (g) The issuance of a certificate or certificates for shares of Common Stock upon conversion of the Debentures shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issuance or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

      (h) The Debentures converted into Common Stock shall be canceled upon conversion.

      (i) On the Maturity Date, the unconverted principal amount of the Debentures and all interest due thereon shall either be paid off in full by the Company or, if payment in full is not received within five (5) Business Days after the Maturity Date, convert automatically into shares of Common Stock at the lesser of the Fixed Conversion Price and the Floating Conversion Price as set forth in Section 4(c)(i).

      (j) Each Notice of Conversion shall be given by facsimile to the Escrow Agent no later than 4:00 p.m. New York time. Upon receipt of such Notice of Conversion, the Escrow Agent shall forward such Notice of Conversion to the Company by facsimile by the end of the Business Day on which such notice is received by the Escrow Agent, assuming such receipt by 6:00 p.m. New York time, and if received by the Escrow Agent thereafter, on the next Business Day, at the facsimile number of the Company set forth in Section 12 hereof. Any such notice shall be deemed given and effective upon the transmission of such facsimile at the facsimile number specified in this Section 4(j) (with printed confirmation of transmission), and if to the Company, with a copy to the Escrow Agent. In the event that the Escrow Agent receives the Notice of Conversion after 4:00 p.m. New York time on any Business Day or at any time on a day that is not a Business Day, notice will be deemed to have been given the next following Business Day.

      Section 5. Redemption of Debentures. (a) At any time after the Execution Date, so long as no Event of Default has occurred that has not been cured, the Company shall have the option to redeem any unconverted amount of the Debentures, either in part or whole, upon no less than thirty (30) days written notice thereof given to the Holder with a copy to the Escrow Agent (the "Redemption Notice"), at one hundred forty percent (140%) of the unconverted amount of the Debentures plus accrued interest thereon (the "Redemption Price").



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      (b)   Within five (5) Business Days after giving the Redemption Notice, the Company shall deposit the Redemption Price by wire transfer to the IOLA account of the Escrow Agent. Upon receipt of the Redemption Price, the Escrow Agent shall release the Redemption Price to the Holder and return the remaining Debentures and Underlying Shares to the Company.

      (c) In the event that the Company fails to deposit the Redemption Price in the Escrow Agent's IOLA account number within the time allocated in section
(b) above, then the redemption shall be declared null and void.

      Section 6. Shelf Registration.

      If any of the Underlying Shares required to be reserved for purposes of conversion of the Debentures require registration with or approval of any governmental authority under any federal (including but not limited to the Securities Act or similar federal statute then in force) or state law, or listing on any national securities exchange, before the Underlying Shares may be resold or transferred without any restrictions on their resale or transfer for reasons including, but not limited to, a material change in Rule 504 of Regulation D promulgated under the Securities Act or a change to the exemption for sales made to Accredited Investors in the state in which the Purchaser resides, the Company will, at its expense, as expeditiously as possible cause the Escrow Shares to be duly registered or approved or listed on the relevant national securities exchange, as the case may be. The Escrow Shares shall be registered by the Company under the Securities Act if required by Section 7 and subject to the conditions stated therein.

      Section 7. Changes To Federal And State Securities Laws.

      So long as the Holder and/or its assigns owns any of the Debentures or the Underlying Shares and the Underlying Shares would not be freely transferable without registration, the Company agrees not to file a registration statement with the Commission, other than on Form 10, Form S-4 (except for a public reoffering or resale) or Form S-8 without first having registered the Escrow Shares for resale with the SEC and for resale in such states of the United States as the Holders thereof shall reasonably request. If the Company shall propose to file with the SEC any registration statement other than a Form 10, Form S-4 (except for a public reoffering or resale) or Form S-8 which would cause, or have the effect of causing, the Company to become a Reporting Issuer or to take any other action, other than the issuance of the Debentures to Holder, the effect of which would be to cause the Underlying Shares to be restricted securities (as such term is defined in Rule 144 promulgated under the Securities Act), the Company agrees to give written notification of such to the Holders of the Debentures and the Underlying Shares then outstanding at least two weeks prior to such filing or taking of the proposed action. If any of the Debentures or the Underlying Shares are then outstanding, the Company agrees to include in such registration statement the Escrow Shares unless the Underlying Shares would be freely transferable upon exercise of the Debentures without such registration, so as to permit the public resale thereof. All costs and expenses of registration shall be borne by the Company.

      If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company will so advise the Holders. In such event, these registration rights shall be conditioned upon such Holder's participation in such underwriting and the inclusion of


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
such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter selected by the Company. In the event that the lead or managing underwriter in its good faith judgment determines that material adverse market factors require a limitation on the number of shares to be underwritten, the underwriter may limit the number of Registrable Securities. In such event, the Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated pro rata among all Holders and other participants, including the Company, in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and other securities which they had requested to be included in such registration statement at the time of filing the registration statement. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter, provided such notice is delivered within sixty (60) days of full disclosure of such terms to such Holder, without thereby affecting the right of such Holder to participate in subsequent offerings hereunder.

      Notwithstanding the foregoing, if the Company for any reason shall have taken any action, other than the issuance of the Debentures to the Purchaser, the effect of which would be to cause the Underlying Shares to be restricted securities (as such term is defined in Rule 144 promulgated under the Securities
Act), the Company agrees to immediately file with the SEC and cause to become effective a registration statement which would permit the public resale of the Escrow Shares in such states of the United States as the Holders thereof shall reasonably request. All costs and expenses of such registration and related Blue Sky filings shall be borne by the Company.

      Section 8. Absolute Payment Obligation; Limitation on Prepayment. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct obligation of the Company. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein. The Company may not prepay any portion of the outstanding principal amount on the Debentures except in accordance with Section 5 hereof.

      Section 9. No Rights of Stockholders. Except as otherwise provided herein, this Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

      Section 10. Loss, Theft, Mutilation or Destruction. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of an affidavit of such loss, theft or destruction of such Debenture, and, if requested by the Company, an agreement to indemnity the Company in form reasonably acceptable to the Company.



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      Section 11. Governing Law. This Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Any action to enforce the terms of this Debenture, the Purchase Agreement or any other Transaction Document shall be exclusively brought in the state and/or federal courts in the state and county of New York. Service of process in any action by the Holder to enforce the terms of this Debenture may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to the Company at its address set forth in the Purchase Agreement.

      Section 12. Notices. Except as otherwise provided in Section 4(j) hereof, all notices or other communications required or permitted to be given hereunder shall be deemed duly given and received if in writing upon facsimile transmission (with written transmission confirmation report) at the number designated below for the Company and at the facsimile number for the Holder set forth in the Debenture Register (in each case, if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) whichever shall first occur. The addresses for such communications shall be:

            If to the Company:   HEIR Holding Co., Inc.
                                 150 East 58th Street, 25th Floor
                                 New York, NY 10155
                                 Attn: Richard Goldring
                                 Tel: (212) 421-9764
                                 Fax: (212) 421-9765

            With copies to:       Kaplan Gottbetter & Levenson, LLP
                                  630 Third Avenue
                                  New York, NY 10017-6705
                                  Attn: Adam S. Gottbetter, Esq.
                                  Tel: (212) 983-6900
                                  Fax: (212) 983-9210

             If to the Holder:    To the address or/or facsimile number set
                                  forth in the Debenture Register

             With copies to:      Kaplan Gottbetter & Levenson, LLP
                                  630 Third Avenue
                                  New York, NY 10017-6705
                                  Attn: Adam S. Gottbetter, Esq.
                                  Tel: (212) 983-6900
                                  Fax: (212) 983-9210

            If to Escrow Agent:   Kaplan Gottbetter & Levenson, LLP
                                  630 Third Avenue
                                  New York, NY 10017-6705
                                  Attn: Adam S. Gottbetter, Esq.
                                  Tel: (212) 983-6900
                                  Fax: (212) 983-9210

or such other address as may be designated hereafter by notice given pursuant to the terms of this Section 12.

      Section 13. Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

      Section 14. Invalidity. If any provision of this Debenture is held to be invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is held to be inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

      Section 15. Payment Dates. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next following Business Day.

      Section 16. Transfer; Assignment. This Debenture may not be transferred or assigned, in whole or in part, at any time, except in compliance by the transferor and the transferee with applicable federal and state securities laws.

      Section 17. Fees of Enforcement. In the event any Party commences legal action to enforce its rights under this Debenture, the non-prevailing party shall pay all reasonable costs and expenses (including but not limited to reasonable attorney's fees, accountant's fees, appraiser's fees and investigative fees) incurred in enforcing such rights.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized as of the date first above indicated.


                                           HEIR HOLDING CO., INC.



Attest: ______________________             By:______________________________
                                              Name: Richard Goldring
                                              Title: President

                                   APPENDIX I


                              NOTICE OF CONVERSION
                          AT THE ELECTION OF THE HOLDER

(To be Executed by the Registered Holder in order to Convert the Debentures)

Except as provided by Section 4(b) of the Debentures, the undersigned hereby irrevocably elects to convert the attached Debenture into shares of Common Stock, no par value (the "Common Stock"), of HEIR Holding Co., Inc. (the "Company") according to the provisions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. A fee of $350 will be charged by the Escrow Agent to the Holder for each conversion. No other fees will be charged to the Holder, except for transfer taxes, if any.



Conversion calculations:
                                ------------------------------------------------

                                ------------------------------------------------
                                Principal Amount of Debentures to be Converted

                                ------------------------------------------------

                                ------------------------------------------------
                                Applicable Conversion Price (Pursuant to
                                Section 4(c)(v))

                                ------------------------------------------------

                                ------------------------------------------------
                                Signature


                                ------------------------------------------------
                                Name


                                ------------------------------------------------
                                Address

                                    EXHIBIT B

                                MERGER AGREEMENT


                     (Filed as EXHIBIT 2.1 to this Form 8-K)

                                    EXHIBIT C

                              CONVERSION PROCEDURE


      1. At any time and from time to time during the term of the Debentures, the Holder may deliver to the Escrow Agent written notice (a "Notice of Conversion") that it has elected to convert the Debentures registered in the name of such Holder in whole or in part in accordance with the terms of the Debentures, and the Notice of Conversion shall be in the form annexed as APPENDIX I to Debentures. A fee of $350 shall accompany every Notice of Conversion delivered to the Escrow Agent.

      2. The Holder shall send by facsimile the executed Notice of Conversion to the Escrow Agent by 4:00 p.m. New York time on the Conversion Date. The Escrow Agent shall send the Notice of Conversion by facsimile to the Company by the end of the Business Day on the Conversion Date, assuming received by 6:00 p.m. New York time and if thereafter on the next Business Day, at the facsimile telephone number of the Company. Any such notice shall be deemed given and effective upon the transmission of such facsimile at the facsimile telephone number specified in this paragraph 2 (with printed confirmation of transmission). In the event that the Escrow Agent receives the Notice of Conversion after 4:00 p.m. New York time on any Business Day or at any time on a day that is not a Business Day, notice shall be deemed to have been given the next following Business Day.

      3. The Company shall have two (2) Business Days from transmission of the Notice of Conversion by the Escrow Agent to object only to the calculation of the number of Escrow Shares to be released. If the Company fails to object to the calculation of the number of Escrow Shares to be released within said time, then the Company shall be deemed to have waived any objections to said calculation and to have directed Escrow Agent to release same. The Company's only basis for any objection hereunder shall be to the calculation of the number of Escrow Shares to be released. In the event of such an objection, the parties shall have two (2) Business Days to agree on the number of Escrow Shares to be released pursuant to said Conversion. In the event that the parties cannot agree on the number of Escrow Shares to be released in said time, then the Company shall commence a legal action in the appropriate state or federal court in the state and county of New York, within five (5) Business Days of the transmittal of the Notice of Conversion by the Escrow Agent to the Company. If the Company does not commence such legal action within said five (5) Business Days, the Escrow Agent shall release the number of shares stated in the Notice of Conversion to the Holder and the Company's objection shall be deemed withdrawn and waived with prejudice. If the Escrow Agent does not receive said objection notice within the time period set forth above from the Company, the Escrow Agent shall release from escrow and deliver to the Holder certificates or instruments representing the number of Escrow Shares issuable to the Holder in accordance with such conversion on the second Business Day from the transmittal to the Company of the Notice of Conversion. In the event that the certificates evidencing the Escrow Shares held by the Escrow Agent are not in denominations appropriate for such delivery to the Holder, the Escrow Agent shall request the Company to cause its transfer agent and registrar to reissue certificates in smaller denominations. The Escrow Agent shall, however, immediately release to the requesting Holder certificates representing such lesser number of shares as the denominations in its possession will allow that is closest to but no more than the actual number to be released to such Holder. Upon receipt of the reissued shares in lesser denominations from the Company's transfer agent, the Escrow Agent shall release to such Holder the balance of the shares due to such Holder.

      4. The Holder shall send the original Debentures and Notice of Conversion to the Escrow Agent via FedEx or other commercial overnight courier, along with a fee of $350, instructions regarding names and amount of certificates for the issuance of the Underlying Shares and, if conversion is not in full, instructions as to the re-issuance of the balance of the Debentures; provided, however, that if the Escrow Agent is holding the Debentures, then the Notice of Conversion may be faxed and the fee may be transmitted via wire transfer to the Escrow Agent. The Escrow Agent shall deliver the foregoing to the Company within two (2) Business Days of the Escrow Agent's receipt thereof. In the event that the Escrow Agent has custody of the Debentures, the Escrow Agent shall notify the Company and the Holder in writing of the balance of the Debentures remaining and the Company and the Holder shall acknowledge such notice in writing, in lieu of issuance of new Debentures for the balance.

      5. If the Company will be issuing new Debentures, it will send such new Debentures to the Escrow Agent within five (5) Business Days of its receipt of the original Debentures and Notice of Conversion. The Escrow Agent shall send the Underlying Shares to the Holder in accordance with Holder's instructions within two (2) Business Days of receipt of the Notice of Conversion and will send the new Debentures representing the Debentures (if any) to the Holder upon receipt.

      6. The Escrow Agent agrees to notify the Company in writing by facsimile each time the Escrow Agent releases Escrow Shares to the Holder. Until any such release and notification are given to the Company, the Escrow Shares shall not be deemed to be validly issued and outstanding shares of capital stock of the Company. Such notification shall be given when the Escrow Agent delivers the Notice of Conversion Debentures.

      7. The Company agrees that, at any time the conversion price of the Debentures is such that the number of Escrow Shares with respect to the Debentures is less than 200% of the number of shares of Common Stock that would be needed to satisfy full conversion of all of the Debentures given the then current conversion price (the "Full Conversion Shares"), upon five (5) days written notice of such circumstance to the Company by a Holder and/or Escrow Agent, it will issue additional share certificates, in the names of all Holders and deliver same to the Escrow Agent, such that the new number of Escrow Shares with respect to the Debentures is equal to 200% of the Full Conversion Shares.

                                    EXHIBIT D

                                ESCROW AGREEMENT


            ESCROW AGREEMENT (this "Agreement"), dated as of August 7, 2002, by and among HEIR Holding Co., Inc., a Delaware corporation with its principal place of business at 150 East 58th Street, 25th Floor, New York, NY 10155 (the "Company"); Kaplan Gottbetter & Levenson, LLP with its principal place of business at 630 Third Avenue, New York, NY 10017 (the "Escrow Agent"); and HEM Mutual Assurance LLC, a Colorado limited liability company with offices at One Tabor Center, 1200 17th Street, Suite 1000, Denver, CO 80202 (the "Purchaser").

                                    RECITALS

            A. Simultaneously with the execution of this Agreement, the Purchaser and the Company entered into a Convertible Debenture Purchase Agreement (the "Purchase Agreement"), dated as of the date hereof and incorporated herein by reference, pursuant to which the Company has agreed to issue and sell and the Purchaser has agreed to purchase certain of the Company's debentures (the "Debentures"), and the Company has granted the Escrow Agent a power of attorney (the "Power of Attorney") with respect to the Debentures and the Escrow Shares (collectively, the "Securities").

            B. The Escrow Agent is willing to act as escrow agent pursuant to the terms of this Agreement with respect to the purchase of the Debentures.

            C. All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

      NOW, THEREFORE, IT IS AGREED:

      1. PROCEDURE FOR ESCROW. The procedures of the escrow shall be governed by the provisions of Article 2 of the Purchase Agreement and Exhibit C thereto.

      2.    TERMS OF ESCROW. The terms of the escrow shall be governed by
Article 4 of the Purchase Agreement, and Articles 3 and 4 of the Debentures.

      3.    DUTIES AND OBLIGATIONS OF THE ESCROW AGENT.

            (a) The parties hereto agree that the duties and obligations of the Escrow Agent shall be only those obligations herein specifically provided and no other. The Escrow Agent's duties are those of a depositary only, and the Escrow Agent shall incur no liability whatsoever, except as a direct result of its willful misconduct or gross negligence in the performance of its duties hereunder;

            (b) The Escrow Agent may consult with counsel of its choice, and shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with the advice of such counsel;

            (c) The Escrow Agent shall not be bound in any way by the terms of any other agreement to which the Purchaser and the Company are parties, whether or not the Escrow Agent has knowledge thereof, and the Escrow Agent shall not in any way be required to determine whether or not any other agreement has been complied with by the Purchaser and the Company, or any other party thereto. The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Agreement unless the same shall be in writing and signed by the Purchaser and the Company and agreed to in writing by the Escrow Agent;

            (d) If the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands which, in its opinion, are in conflict with any of the provisions of this Agreement, the Escrow Agent shall be entitled to refrain from taking any action other than keeping safely the Consideration (as defined below) or taking certain action until the Escrow Agent is directed otherwise in writing jointly by the Purchaser and the Company or by a final judgment of a court of competent jurisdiction;

            (e) The Escrow Agent shall be fully protected in relying upon any written notice, demand, certificate or document which the Escrow Agent, in good faith, believes to be genuine. The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of documents or securities now or hereafter deposited hereunder or of any endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document, security or endorsement;

            (f) The Escrow Agent shall not be required to institute legal proceedings of any kind and shall not be required to defend any legal proceedings which may be instituted against it or in respect of the Consideration;

            (g) If the Escrow Agent at any time, in its sole discretion, deems it necessary or advisable to relinquish custody of any of the Securities (to the extent delivered to the Escrow Agent pursuant hereto, the "Consideration"), it may do so by delivering the same to another Person that agrees to act as escrow agent hereunder and whose substitution for the Escrow Agent is agreed upon in writing by the Purchaser and the Company. If no such escrow agent is selected within three (3) days after the Escrow Agent gives notice to the Purchaser and the Company of the Escrow Agent's desire to so relinquish custody of the Consideration and resign as Escrow Agent, then the Escrow Agent may do so by delivering the Consideration to the clerk or other proper officer of a state or federal court of competent jurisdiction situate in the state and county of New York. The fee of any court officer shall be borne by the Company. Upon such delivery, the Escrow Agent shall be discharged from any and all responsibility or liability with respect to the Consideration and this Agreement and each of the Company and the Purchaser shall promptly pay all monies it may owe to the Escrow Agent for its services hereunder, including, but not limited to, reimbursement of its out-of-pocket expenses pursuant to paragraph (i) below;

            (h) This Agreement shall not create any fiduciary duty on the Escrow Agent's part to the Purchaser or the Company, nor disqualify the Escrow Agent from representing either party hereto in any dispute with the other, including any dispute with respect to the Consideration; provided, however, that in the event of such dispute, the Escrow Agent shall have the right to commence an interpleader action in any court of competent jurisdiction of the state of New York or of the United States located in the county and state of New York, deposit the Consideration with such court;

            (i) The parties acknowledge and agree that the Escrow Agent is counsel to the Purchaser. The parties agree to, and agree not to object to, the Escrow Agent's engagement as Escrow Agent hereunder;

            (j) Upon the performance of this Agreement, the Escrow Agent shall be deemed released and discharged of any further obligations hereunder.

      4.    INDEMNIFICATION.

            (a) The Purchaser hereby indemnifies and holds free and harmless the Escrow Agent from any and all losses, expenses, liabilities and damages (including but not limited to reasonable attorney's fees, and amounts paid in settlement) resulting from claims asserted by the Company against the Escrow Agent with respect to the performance of any of the provisions of this Agreement;

            (b) The Company hereby indemnifies and holds free and harmless the Escrow Agent from any and all losses, expenses, liabilities and damages (including but not limited to reasonable attorney's fees, and amount paid in settlement) resulting from claims asserted by the Purchaser against the Escrow Agent with respect to the performance of any of the provisions of this Agreement;

            (c) The Purchaser and the Company, jointly and severally, hereby indemnify and hold the Escrow Agent harmless from and against any and all losses, damages, taxes, liabilities and expenses that may be incurred by the Escrow Agent, arising out of or in connection with its acceptance of appointment as the Escrow Agent hereunder and/or the performance of its duties pursuant to this Agreement, the Purchase Agreement, the Securities and the Power of Attorney, including, but not limited to, all legal costs and expenses of the Escrow Agent incurred defending itself against any claim or liability in connection with its performance hereunder, provided that the Escrow Agent shall not be entitled to any indemnity for any losses, damages, taxes, liabilities or expenses that directly result from its willful misconduct or gross negligence in its performance as Escrow Agent hereunder

            (d) In the event of any legal action or proceeding involving any of the parties to this Agreement which is brought to enforce or otherwise adjudicate any of the rights or obligations of the parties hereunder, the non-prevailing party or parties shall pay the legal fees of the prevailing party or parties and the legal fees, if any, of the Escrow Agent.

      5.    MISCELLANEOUS.

            (a) All notices, including Notices of Conversion, objections, requests, demands and other communications sent to any party hereunder shall be deemed duly given if (x) in writing and sent by facsimile transmission to the Person for whom intended if addressed to such Person at its facsimile number set forth below or such other facsimile number as such Person may designate by notice given pursuant to the terms of this Section 5 and (y) the sender has confirmation of transmission:

            (i)   If to the Company:       HEIR Holding Co., Inc.
                                           150 East 58th Street, 25th Floor
                                           New York, NY  10155
                                           Attn: Richard Goldring
                                           Tel: (212) 421-9764
                                           Fax: (212) 421-9765

                  With copies to:          Kaplan Gottbetter & Levenson, LLP
                                           630 Third Avenue, 5th Floor
                                           New York, New York 10017-6705
                                           Attn: Adam S. Gottbetter, Esq.
                                           Tel: (212) 983-6900
                                           Fax: (212) 983-9210


            (ii)  If to the Purchaser:     See Schedule 1 to the Purchase
                                           Agreement.

                  With copies to           Kaplan Gottbetter & Levenson, LLP
                                           630 Third Avenue, 5th Floor
                                           New York, New York 10017-6705
                                           Attn: Adam S. Gottbetter, Esq.
                                           Tel: (212) 983-6900
                                           Fax: (212) 983-9210

            (iii) If to the Escrow Agent:  Kaplan Gottbetter & Levenson, LLP
                                           630 Third Avenue, 5th Floor
                                           New York, New York 10017-6705
                                           Attn: Adam S. Gottbetter, Esq.
                                           Tel: (212) 983-6900
                                           Fax: (212) 983-9210

            (b) This Agreement has been prepared, negotiated and delivered in the state of New York and shall be governed by and construed and enforced in accordance with the laws of the state of New York applicable to contracts entered into and performed entirely within New York, without giving effect to the principles of New York law relating to the conflict of laws.

            (c) This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

            (d) This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

      6. TERMINATION OF ESCROW. The term of this Escrow Agreement shall begin upon the date hereof and shall continue until terminated upon the earlier to occur of (i) full conversion of the Debentures (ii) the Maturity Date (as defined in the Debentures), and (iii) the written agreement of the parties to terminate this Agreement. Upon the termination of this Escrow Agreement, the Escrow Agent shall return any of the Consideration then held by it to the Company pursuant to the Purchase Agreement and the other Transaction Documents.


                           [ SIGNATURE PAGE FOLLOWS ]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed the day and year first above written.


Escrow Agent:                            The Company:

Kaplan Gottbetter & Levenson, LLP        HEIR HOLDING CO., INC.


By:                                      By:
   ----------------------------------       ------------------------------------
   Name:  Adam S. Gottbetter                Name:  Richard Goldring
   Title: Managing Partner                  Title: President


                                         Purchaser:

                                         HEM MUTUAL ASSURANCE LLC


                                         By:
                                            ------------------------------------
                                            Name:  Pierce Loughran
                                            Title: Manager

                                    EXHIBIT E

FORM 26/33-DPOA/S-97

Power of Attorney; Statutory Short Form, Revised 1/1/97 - (with Affidavit of Effectiveness (C)

 CONSULT YOUR LAWYER BEFORE SIGNING THIS INSTRUMENT - THIS INSTRUMENT SHOULD BE
                              USED BY LAWYERS ONLY

                        DURABLE GENERAL POWER OF ATTORNEY
                          NEW YORK STATUTORY SHORT FORM
               THE POWERS YOU GRANT BELOW CONTINUE TO BE EFFECTIVE
                    SHOULD YOU BECOME DISABLED OR INCOMPETENT

CAUTION: THIS IS AN IMPORTANT DOCUMENT IT GIVES THE PERSON WHOM YOU DESIGNATE (YOUR "AGENT") BROAD POWERS TO HANDLE YOUR PROPERTY DURING YOUR LIFETIME WHICH MAY INCLUDE POWERS TO MORTGAGE, SELL, OR OTHERWISE DISPOSE OF ANY REAL OR PERSONAL PROPERTY WITHOUT ADVANCE NOTICE TO YOU OR APPROVAL BY YOU. THESE POWERS WILL CONTINUE TO EXIST EVEN AFTER YOU BECOME DISABLED OR INCOMPETENT. THESE POWERS ARE EXPLAINED MORE FULLY IN NEW YORK GENERAL OBLIGATIONS LAW, ARTICLE 5, TITLE 15, SECTION 5-1502A THROUGH 5-1503 WHICH EXPRESSLY PERMIT THE USE OF ANY OTHER OR DIFFERENT FORM OF POWER OF ATTORNEY.

THIS DOCUMENT DOES NOT AUTHORIZE ANYONE TO MAKE MEDICAL OR OTHER HEALTH CARE DECISIONS. YOU MAY EXECUTE A HEALTH CARE PROXY TO DO THIS.

(IF THERE IS ANYTHING ABOUT THIS FORM THAT YOU DO NOT UNDERSTAND, YOU SHOULD ASK A LAWYER TO EXPLAIN IT TO YOU.)

THIS is intended to constitute a DURABLE GENERAL POWER OF ATTORNEY pursuant to
Article 5, Title 15 of the New York General Obligations Law:

  HEIR HOLDING CO., INC., with an address at 150 East 58th Street, 25th Floor,
                               New York, NY 10155
                         (insert your name and address)

does hereby appoint:___________________________   ______________________________

(If 1 person is to be appointed agent, insert the name and address of your agent above)

     Adam S. Gottbetter     residing at   630 Third Avenue, 5th Floor, New York, NY 10017-6705
     Steven M. Kaplan       residing at   630 Third Avenue, 5th Floor, New York, NY 10017-6705
     Paul R. Levenson       residing at   630 Third Avenue, 5th Floor, New York, NY 10017-6705

      (If 2 or more persons are to be appointed agents by you insert their names and addresses above.)

my attorney(s)-in-fact TO ACT (If more than one agent is designated, CHOOSE ONE of the following two choices by putting your initials in ONE of the blank spaces to the left of your choice;)

                       (X) Each agent may SEPARATELY act.

                       ( ) All agents must act TOGETHER.

    (If neither blank space is initialed, the agents will be required to act
                                   TOGETHER)
IN MY NAME, PLACE AND STEAD in any way which I myself could do, if I were personally present, with respect to the following matters as each of them is defined in Title 15 of Article 5 of the New York General Obligations Law to the extent that I am permitted by law to act through an agent:


(DIRECTIONS: INITIAL IN THE BLANK SPACE TO THE LEFT OF YOUR CHOICE ANY ONE OR MORE OF THE FOLLOWING LETTERED SUBDIVISIONS AS TO WHICH YOU WANT TO GIVE YOUR AGENT AUTHORITY. IF THE BLANK SPACE TO THE LEFT OF ANY PARTICULAR LETTERED SUBDIVISION IS NOT INITIALED, NO AUTHORITY WILL BE GRANTED FOR MATTERS THAT ARE INCLUDED IN THAT SUBDIVISION. ALTERNATIVELY, THE LETTER CORRESPONDING TO EACH POWER YOU WISH TO GRANT MAY BE WRITTEN OR TYPED ON THE BLANK LINE IN SUBDIVISION "(Q)", AND YOU MAY THEN PUT YOUR INITIALS IN THE BLANK SPACE TO THE LEFT OF SUBDIVISION "(Q)" IN ORDER TO GRANT EACH OF THE POWERS SO INDICATED)

(   )   (A)    real estate transactions;
(   )   (B)    chattel and goods transactions;
(   )   (C)    bond, share and commodity transactions;
(   )   (D)    banking transactions;
(   )   (E)    business operating transactions;
(   )   (F)    insurance transactions;
(   )   (G)    estate transactions;
(   )   (H)    claims and litigation;
(   )   (I)    personal relationships and affairs;
(   )   (J)    benefits from military service;
(   )   (K)    records, reports and statements;
(   )   (L)    retirement benefit transactions;
(   )   (M)    making gifts to my spouse, children and more remote descendants, and parents, not to exceed in the aggregate $10,000 to each of such persons in any year;
(   )   (N)    tax matters;
(   )   (O)    all other matters;
(   )   (P)    full and unqualified authority to my attorney(s)-in-fact to delegate any or all of the foregoing powers to any person or persons whom my attorney(s)-in-fact shall select;
( X )   (Q)    each of the matters identified by the following letters:
               C and E

(Special provisions and limitations may be included in the statutory short form durable power of attorney only if they conform to the requirements of Section 5-1503 of the New York General Obligations Law.)

                                SEE ATTACHMENT A

Special Additional Provisions: The powers granted under (A) through (C) above shall include the sale of a cooperative housing unit and are enlarged so that all fixtures and articles of personal property which at the time of such transaction are or which may thereafter be attached to or used in connection with the real or personal property may be included in the agreements or other instruments to be executed and delivered in connection with any transactions and which may be described in said instruments with more particularity. This Power of Attorney is not subject to question because an instrument executed hereunder fails to recite or recites only nominal consideration paid therefore and any person dealing with the subject matter of such instrument may do so as if full consideration had been expressed therein.

THIS DURABLE POWER OF ATTORNEY SHALL NOT BE AFFECTED BY MY SUBSEQUENT DISABILITY OR INCOMPETENCE.
If every agent named above is unable or unwilling to serve, I appoint residing at

(insert name and address of successor)
to be my agent for all purposes hereunder.
                                                                         JUD 134

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, I HEREBY AGREE THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND I FOR MYSELF AND FOR MY HEIRS, EXECUTORS, LEGAL REPRESENTATIVES AND ASSIGNS, HEREBY AGREE TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

THIS DURABLE GENERAL POWER OF ATTORNEY MAY BE REVOKED BY ME AT ANY TIME.

IN WITNESS WHEREOF I have hereunto signed my name this 7th day of August, 2002

                             HEIR HOLDING CO., INC.

        (YOU SIGN HERE:) = By:_____________________________________, President
                                     (Signature of principal)

The statute requires that this instrument be acknowledged by the principal. No express provision is made for proof by subscribing witness.

STATE OF                     COUNTY OF                 ) SS.:

On the   day of                     , 20  , before me personally came

to me known to be the individual described in and who executed the foregoing instrument and acknowledged that he executed same.

STATE OF                     COUNTY OF                 ) SS.:

On the   day of                     , 20  , before me personally came

to me known to be the individual described in and who executed the foregoing instrument and acknowledged that he executed same.


                         AFFIDAVIT OF EFFECTIVENESS (C)

STATE OF                     COUNTY OF                 ) SS.:

                                                                   , residing at

                                                being duly sworn does depose and
say that I am the Attorney-in-Fact under the above Power of Attorney. That said Power of Attorney is a valid and subsisting Power which has not been revoked by the death of the principal(s) or otherwise; that I have no actual knowledge of a revocation of the foregoing Power; and, I warrant and represent that I have full and unqualified authority to execute the
                                                          [Deed, Mortgage, etc.]
knowing that                                                    , will rely upon
the representations made herein as inducement to accept such instrument(s) and this Power of Attorney as evidence of my authority to act.

                                                                ATTORNEY IN FACT

SWORN AND SUBSCRIBED TO BEFORE ME THIS       DAY OF                       , 2002


      (NOTARY AFFIX STAMP AT RIGHT)                   DISTRICT
    DURABLE GENERAL POWER OF ATTORNEY                 SECTION
      REVISED STATUTORY SHORT FORM                    BLOCK
                                                      LOT
                                                      COUNTY OR TOWN

TITLE NO.

--------------------------------------------------------------------------------
                                                RECORDED AT THE REQUEST OF

                                            ------------------------------------
                                                     RETURN BY MAIL TO:

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                       RESERVED FOR RECORDING OFFICE USE



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                            DURABLE POWER OF ATTORNEY
                          NEW YORK STATUTORY SHORT FORM
                              DATED AUGUST 7, 2002,
                            BY HEIR HOLDING CO., INC.

                                  ATTACHMENT A

      The attached power of attorney is limited by and subject to the terms and conditions of the Convertible Debenture Purchase Agreement by and between HEIR Holding Co., Inc. (the "Company") and HEM Mutual Assurance LLC (the "Purchaser") dated August 7, 2002 (the "Purchase Agreement"), the Escrow Agreement by and among the Company, Kaplan Gottbetter & Levenson, LLP and the Purchaser dated August 7, 2002 (the "Escrow Agreement"), and, to be issued upon the closing of, and in accordance with, the Purchase Agreement, the Company's one percent (1%) Convertible Debentures, due August 6, 2007, for an aggregate purchase price of $1,000,000 (the "Debentures"), and such power of attorney can only be acted upon to enforce the rights of the Purchaser and its successors and assigns under
Section 4.15 of the Purchase Agreement and Section 4 of the Debentures and to grant the appointed agents the power to issue the opinions of counsel in substantially the same form as the opinions contained in Exhibit F to the Purchase Agreement, all including, but not limited to, the issuance and delivery of shares of Common Stock, removing stop transfer orders and restrictions, and replenishing the Escrow Shares (as defined in the Purchase Agreement) under the aforementioned documents.

      This power of attorney shall expire upon the full and complete satisfaction of all of the Company's obligations under the Purchase Agreement, the Escrow Agreement and the Debentures.

      IN WITNESS WHEREOF I have hereunto signed my name this 7th day of August, 2002.

                                                      HEIR HOLDING CO., INC.


                                                      By:
                                                         -----------------------
                                                         Name:  Richard Goldring
                                                         Title: President

Signed and sworn to before me on
August 7, 2002


------------------------------------
           Notary Public



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
                                    EXHIBIT F

August 7, 2002

To the Purchaser Listed in Schedule 1 to the "Purchase Agreement"

      RE:    HEIR HOLDING CO., INC.

Ladies and Gentlemen:

      We have acted as counsel to HEIR HOLDING CO., INC., a Delaware corporation (the "Company"), in connection with the Convertible Debenture Purchase Agreement, dated as of August 7, 2002, between you and the Company (the "Purchase Agreement"), and the transactions contemplated thereby. Capitalized terms used and not otherwise defined herein shall have the respective meanings given to such terms in the Purchase Agreement.

      In addition to the Transaction Documents, we have examined such other documents, records and legal matters as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including, without limitation, the Company's certificate of incorporation and by-laws, each as in effect on the date hereof (the "Certificate of Incorporation" and the "By-Laws," respectively). We have also relied on the certificates furnished by officers of the Company as of the date hereof. We have, without independent verification, relied upon and assumed the accuracy of such certificates as to factual matters and have not attempted to verify independently the statements contained therein; however, nothing has come to our attention that would cause us to question the accuracy of such statements.

      We have also relied, without independent verification, on the representations and warranties as to factual matters of the Company and the Purchaser contained in the Purchase Agreement and on certificates of governmental officials. In all such examinations, we have assumed: (i) the genuineness of signatures of all persons other than the signatures of persons signing on behalf of the Company; (ii) the authenticity of all documents submitted to us as originals; (iii) the validity of all applicable laws, statutes, ordinances, rules and regulations, and the proper indexing and accuracy of all records and documents which are public records; and (iv) the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies.

      Based upon the foregoing and subject to the assumptions, limitations, qualifications and exceptions stated herein, we are of the opinion that as of the date hereof:

      (a) Each of the Company and its Subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. To our knowledge, the Company has no subsidiaries other than the Subsidiaries. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business


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conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not individually or in the aggregate reasonably be expected to have a material adverse effect on its business or financial condition (a "Material Adverse Effect").

      (b) The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents, and to otherwise carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company. Each of the Transaction Documents has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights or by other equitable principles of general application.

      (c) The Company has duly authorized and reserved for issuance such number of shares of its common stock, no par value (the "Common Stock"), as are issuable upon conversion of the Debentures (the "Underlying Shares"), assuming conversion of the Debentures in full on the date hereof, and to the extent that the number of the Underlying Shares may exceed the aggregate number of the Escrow Shares (as defined in the Escrow Agreement) deposited in escrow pursuant to the Escrow Agreement (such excess shares, if any, the "Excess Shares"), all as required pursuant to the Debentures and the Purchase Agreement. The Debentures are validly issued, fully paid and non-assessable. The Escrow Shares are validly issued, fully paid and non-assessable. The Excess Shares, when issued pursuant to the terms of the Debentures, and the Purchase Agreement will be validly issued, fully paid and non-assessable.

      (d) No shares of the Common Stock are entitled to statutory preemptive or similar contractual rights known to such counsel. To our knowledge, except as specifically disclosed in Schedule 3.1(c) to the Purchase Agreement, there are no outstanding options, warrants, script rights to subscribe to, registration rights, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Debentures, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock, except as otherwise provided in the Purchase Agreement.

      (e) To our knowledge, other than the Required Approvals, neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court of other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents, the absence of which could reasonably be expected to have a Material Adverse Effect.

      (f) The execution and delivery of the Transaction Documents by the Company and its performance of and compliance with the terms of the Transaction Documents, including, without limitation, the issuance of the Debentures and the Escrow Shares do not, and its issuance of Excess Shares, if any, will not, violate any provision of the Certificate of Incorporation or the By-Laws or, to our knowledge, any provision of any applicable federal or state law, rule or regulation, which could reasonably be expected to have a Material Adverse Effect. To our knowledge, except as disclosed in Schedule 3.1(e) to the Purchase Agreement, the execution, delivery and performance of and compliance with the Transaction Documents, and the issuance of the Debentures and the Escrow Shares have not resulted, and will not result, nor will the issuance of any Excess Shares result, in any violation of, or constitute a default under (or an event which with the passage of time or the giving of notice or both would constitute a default under), any contract, agreement, instrument, judgment or decree binding upon the Company or any Subsidiary and known to us which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      (g) Assuming the accuracy of the representations and warranties of the Company set forth in Section 3.1 of the Purchase Agreement and of the Purchaser set forth in Section 3.2 of the Purchase Agreement, the offer, issuance and sale of the Debentures and the offer and issuance of the Escrow Shares pursuant to the Purchase Agreement are and the sale of the Escrow Shares and the offer, issuance and sale of the Excess Shares, if any, will be, exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), by reason of Rule 504 of Regulation D promulgated under
Section 4(2) of the Securities Act and Section 11-51-308 of the Colorado Revised Statutes and regulation 51-3.13B promulgated thereunder. Accordingly, the Securities are being issued without restriction and may be freely traded upon resale pursuant to Rule 504 of Regulation D of the Securities Act.

      These opinions are limited to the matters expressly stated herein and are rendered solely for your benefit and may not be quoted or relied upon for any other purpose or by any other person.

      The opinions expressed herein are subject to the following assumptions, limitations, qualifications and exceptions:

            (a) We have assumed that the Purchaser subscribing to the Transaction Documents has the legal right, capacity and power to enter into and perform all of its obligations under each of the Transaction Documents. Furthermore, we have assumed the due authorization by the Purchaser of all requisite action and the due execution and delivery of the Transaction Documents, and that the Transaction Documents are the valid and binding agreements of the Purchaser enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights or by other equitable principles of general application.

            (b) Our opinions on the binding effect and enforceability of any obligation are subject to limitations resulting from the effects of (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, arrangement and assignment for the benefit of


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
creditors laws and similar laws or judicially developed doctrines, and (ii) general principles of equity, whether applied by a court of law or equity.

            (c) We disclaim any opinion as to (i) the validity or enforceability under federal securities laws of any indemnification and contribution provisions of the Registration Rights Agreement or any other documents, (ii) any provisions in any documents which purport to waive any procedural due process rights, and (iii) any provisions relating to choice of governing law, which choice may depend upon factual circumstances and the laws of other jurisdictions.

            (d) Enforcement of your rights and remedies may be limited by laws and judicial decisions which have imposed duties and standards of conduct (including, without limitation, obligations of good faith, fair dealing and reasonableness), and in this regard we have assumed that you will exercise your rights and remedies under the Transaction Documents, to the extent required by such laws and judicial decisions, in good faith and in circumstances and a manner which are commercially reasonable.

            (e) Requirements set forth in any of the Transaction Documents to the effect that any provision thereof may be waived only in writing may not be valid, binding or enforceable to the extent that an oral agreement or an implied agreement by practice or course of conduct modifying such requirements has been or may be created.

            (f) We express no opinion as to the enforceability of any remedies provided for under any of the Transaction Documents to the extent such remedies would have the effect of compensating the party entitled to the benefit of such remedies in amounts in excess of the actual loss suffered by such party.

            (g) Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge, we are referring to the actual current knowledge of partners and associates of Kaplan Gottbetter & Levenson, LLP who have had substantive involvement in the representation of the Company in connection with this transaction. We have not undertaken any independent investigation to determine the existence or absence of such facts (and have not caused to be made any review of any court files or indices) and no inferences as to our knowledge concerning such facts should be drawn from the fact that such representation has been undertaken by us.

            (h) Our opinions are limited to the matters expressly set forth herein and to laws and facts existing on the date hereof an no opinion is to be implied or inferred beyond the matters expressly so stated.

            (i) Our examination of law relevant to the matters covered by this opinion is limited to the laws of the state of New York, the General Corporation Law of the state of Delaware and the federal law of the United States, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction. To the extent that the governing law with respect to any matters covered by this opinion is the law of any jurisdiction other than the states of New York or Delaware or federal law of the United States, we have assumed that the law of such other jurisdiction is identical to New York or Delaware law. We express no opinion as to the effect


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on the transactions described herein, in the Transaction Documents and in the other agreements and materials referred to herein of the laws of any jurisdiction other than the states of New York or Delaware and the federal law of the United States. As members of the bar of the state of New York, we do not purport to be experts on the law of any other state of the United States or the jurisdiction of any foreign country.

            (j) In furnishing the opinion regarding the valid existence and good standing of the Company and its Subsidiaries and the qualification of the Company and its Subsidiaries to do business, we have relied solely upon the good standing certificates attached to this letter.

      This opinion is given as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

                                               Very truly yours,

                                               Kaplan Gottbetter & Levenson, LLP



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